                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TRANSOCEAN OFFSHORE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                    [LETTERHEAD OF TRANSOCEAN APPEARS HERE]

                                 April 6, 1998

To Our Stockholders:

  The 1998 Annual Meeting of Stockholders of Transocean Offshore Inc. will be held on Thursday, May 14, 1998 at 9:00 a.m., at the Stouffer Renaissance Hotel, 6 Greenway Plaza East, Houston, Texas. The Secretary's Notice of Annual Meeting, the Proxy Statement and a Proxy Card are enclosed and describe the matters to be acted upon at the Meeting.

  It is important that your shares be represented and voted at the meeting. Please read the enclosed Notice of Annual Meeting and Proxy Statement and date, sign and promptly return the Proxy Card in the enclosed self-addressed envelope.

                                  Very truly yours,

                                  [SIGNATURE OF J. MICHAEL TALBERT APPEARS HERE]

                                  J. Michael Talbert
                                  Chairman of the Board
                                  and Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998

  The Annual Meeting of Stockholders of Transocean Offshore Inc., a Delaware corporation, will be held at the Stouffer Renaissance Hotel, 6 Greenway Plaza East, Houston, Texas at 9:00 a.m., local time, on Thursday, May 14, 1998 for the following purposes:

  1. To elect three Directors as members of the Board of Directors of the Company to serve until the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

  2. To approve the amendment and restatement of the Company's Long-Term Incentive Plan, including performance measures to be used for certain performance-based compensation in accordance with certain requirements of Section 162(m) of the Internal Revenue Code.

  3. To approve the adoption of the Transocean Offshore Inc. Employee Stock Purchase Plan.

  4. To transact such other business as may properly be brought before the meeting.

  Only holders of Common Stock of record at the close of business on March 25, 1998 will be entitled to vote at the meeting.

  The meeting may be adjourned from time to time without other notice than by announcement at the meeting, or any adjournment thereof, and any and all business for which the meeting is hereby noticed may be transacted at any such adjournment.

                                       By order of the Board of Directors,

                                       [SIGNATURE OF ERIC B. BROWN APPEARS HERE]
                                       Eric B. Brown
                                       Secretary

Houston, Texas
April 6, 1998

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                            YOUR VOTE IS IMPORTANT

    Please complete, sign and return your Proxy Card in the enclosed return envelope.

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

                                PROXY STATEMENT
                FOR ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by Transocean Offshore Inc. on behalf of the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders, called to be held on Thursday, May 14, 1998 at 9:00 a.m. at the Stouffer Renaissance Hotel, 6 Greenway Plaza East, Houston, Texas. Mailing of the Proxy Statement and the accompanying Proxy Card to the stockholders is expected to commence on or about April 7, 1998.

VOTING SECURITIES

  The Board of Directors has fixed March 25, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of March 25, 1998, the Company had outstanding 99,977,040 shares of common stock, par value $.01 per share ("Common Stock"), which are its only voting securities. Holders of Common Stock are entitled to one vote for each share held.

THE PROXY

  If a Proxy Card is executed properly by a stockholder and is not revoked, it will be voted at the Annual Meeting in the manner specified on the Proxy Card, or if no manner is specified, it will be voted "FOR" the election of the three nominees for Director, "FOR" approval of the amendment and restatement of the Long-Term Incentive Plan and "FOR" approval of the Transocean Offshore Inc. Employee Stock Purchase Plan. The submission of an executed Proxy Card will not affect a stockholder's right to attend, and to vote in person at, the Annual Meeting. A stockholder who executes a Proxy Card may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, executing a Proxy Card bearing a later date or attending and voting in person at the Annual Meeting.


              THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND
            RETURN YOUR PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III). Three Class II Directors are to be elected at the Annual Meeting of Stockholders to serve for three-year terms and until the election and qualification of their respective successors in office.

  The three nominees for election as Class II Directors are Martin B. McNamara, J. Michael Talbert and Fridtjof Lorentzen. Mr. McNamara was elected as a Director in December 1994, Mr. Talbert was elected in August 1994 and Mr. Lorentzen was elected in September 1996 in connection with the Company's business combination with Transocean ASA. In the event that any of the nominees becomes unavailable for any reason, which is not anticipated, the Board of Directors in its discretion may, unless it has taken appropriate action to provide for a lesser number of Directors, designate a substitute nominee, in which event, pursuant to the accompanying Proxy Card, votes will be cast for such substitute nominee.

  REQUISITE VOTE--Directors are elected by a plurality vote. Abstentions and broker "non-votes" (shares not voted on a matter because a nominee holding shares for a beneficial owner neither receives voting instructions from such beneficial owner nor has discretionary voting power with respect thereto) will not have an effect on the vote for Directors at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MARTIN B. MCNAMARA, J. MICHAEL TALBERT AND FRIDTJOF LORENTZEN AS CLASS II DIRECTORS.

             NOMINEES FOR DIRECTOR--CLASS II--TERMS EXPIRING 2001

                     MARTIN B. MCNAMARA, age 50, is Partner-in-Charge of the Dallas, Texas, office of the law firm of Gibson, Dunn & Crutcher and a member of the firm's executive and planning committees. He was elected as a Director of the Company in November 1994. During the past five years, Mr. McNamara has been in the private practice of law.

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                     J. MICHAEL TALBERT, age 51, is Chairman of the Board and
                     Chief Executive Officer of the Company. He was elected as a Director of the Company in August 1994. Mr. Talbert is also a Director of Equitable Resources, Inc. During the past five years prior to assuming his current position with the Company, Mr. Talbert served as an executive officer of Lone Star Gas Company, a natural gas distribution company and division of Enserch Corporation.

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                     FRIDTJOF LORENTZEN, age 68, is presently Chairman of F.H.
                     Lorentzen AS (formerly, Lorentzen Skibs AS), a Norwegian ship owning company. Mr. Lorentzen was elected a Director of the Company in September 1996. During the past five years, Mr. Lorentzen has been Chairman of F.H. Lorentzen AS.

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             CONTINUING DIRECTORS--CLASS III--TERMS EXPIRING 1999

                     ROBERT J. LANIGAN, age 69, is Chairman Emeritus of the Board of Directors of Owens-Illinois, Inc., the principal business of which is the manufacture and sale of packaging products. He has served as a Director of the Company since June 1993. Mr. Lanigan is also a Director of Chrysler Corporation, Owens-Illinois, Inc., Sonat Inc., The Dun & Bradstreet Corporation and Cognizant Corporation. During the past five years prior to appointment to his current position, Mr. Lanigan served as an executive officer of Owens-Illinois, Inc.

                     MAX L. LUKENS, age 49, is Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, the principal business of which is the manufacture and sale of oil and gas related drilling and process products and services. He has served as a Director of the Company since June 1993. Mr. Lukens is also a Director of Sonat Inc. During the past five years, Mr. Lukens has served as an executive officer of Baker Hughes Incorporated and certain of its subsidiaries.

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                     W. DENNIS HEAGNEY, age 50, is President and Chief
                     Operating Officer for the Company. He was elected a Director in June 1997. He has been employed by the Company since 1969 and was elected Vice President in 1983, Senior Vice President in 1984 and President in 1986.

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              CONTINUING DIRECTORS--CLASS I--TERMS EXPIRING 2000

                     RICHARD D. KINDER, age 53, is Chairman of the Board and Chief Executive Officer of Kinder Morgan Energy Partners, L.P., a master limited partnership which owns and operates diversified energy assets. He was elected as a Director of the Company in November 1994. Mr. Kinder is also a Director of Baker Hughes Incorporated, KN Energy, Inc. and USA Waste Services, Inc. During the past five years prior to assuming his present position, Mr. Kinder served as an executive officer of Enron Corp. and certain of its subsidiaries.

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                     RONALD L. KUEHN, JR., age 62, is Chairman of the Board,
                     President and Chief Executive Officer of Sonat Inc., a diversified natural gas company. He has served as a Director of the Company since 1975. Mr. Kuehn is also a Director of AmSouth Bancorporation, The Dun & Bradstreet Corporation, Praxair, Inc., Protective Life Corporation and Union Carbide Corporation, and is a member of the Board of Trustees of Tuskegee University. During the past five years, Mr. Kuehn has served as an executive officer of Sonat Inc.

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                     KRISTIAN SIEM, age 49, is Chairman and Chief Executive
                     Officer of Norex Industries, Inc., an industrial holding company which owns offshore and onshore oil and gas drilling, sub-sea construction services, and passenger cruise line businesses through subsidiaries in Bermuda, U.K., Norway and the U.S.A. Mr. Siem was elected as a Director in September 1996. During the past five years, Mr. Siem has served as an executive officer with Norex Industries, Inc. and as Chairman of Wilrig AS and Transocean ASA which subsequently combined with the Company. Mr. Siem also serves on the boards of Norwegian Cruise Line, DSND ASA, Ivar Holderig ASA, Invesco Blue Chip Trust PLC, Lambert, Fenchurch Group Holdings plc, Four Seasons Capital A.B. and Petter Olsen A/S.

BOARD MEETINGS AND COMMITTEES

  During 1997, the Board of Directors held six regular meetings and one special meeting. Because of unexpected illness in his family and jury duty service, Mr. Lukens attended fewer than 75 percent of the meetings, including committee meetings.

  The Board has standing Audit, Executive Compensation, Finance/Benefits and Corporate Governance Committees, which assist the Board in the discharge of its responsibilities. In addition, the Board may from time to time form special committees to consider particular matters that arise.

  Audit Committee. The Audit Committee reviews and reports to the Board the scope and results of audits by the Company's outside auditor (the "Auditor") and the Company's internal auditing staff, and reviews with the Auditor the adequacy of the Company's system of internal controls. It reviews transactions between the Company and its Directors and officers and Company policies with respect thereto and compliance with the Company's business ethics and conflict of interest policies. The Audit Committee also recommends to the Board of Directors a firm of certified public accountants to serve as the Auditor of the Company, reviews the audit and other professional services rendered by the Auditor and periodically reviews the independence of the Auditor.

  Membership on the Audit Committee is restricted to those Directors who are not active or retired officers or employees of the Company. The Company's policy on Audit Committee membership complies with the Audit Committee Policy Statement adopted by the New York Stock Exchange, Inc. The current members of the Audit Committee are Mr. Siem, Chairman, and Messrs. Lukens, McNamara and Lorentzen. The Audit Committee met three times during 1997.

  Executive Compensation Committee. The Executive Compensation Committee reviews and approves the compensation of the officers of the Company, administers the Company's executive compensation programs and makes awards under the Long-Term Incentive Plan and the Performance Award and Cash Bonus Plan. The current members of the Executive Compensation Committee are Mr. Kuehn, Chairman, and Messrs. Kinder, Lanigan, Lorentzen and Lukens. The Executive Compensation Committee met five times during 1997.

  Finance/Benefits Committee. The Finance/Benefits Committee approves long-term financial policies and annual financial plans, significant capital expenditures, insurance programs and investment policies of the Company. It also makes recommendations to the Board concerning dividend policy, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. In addition, the Finance/Benefits Committee approves the creation, termination and amendment of the Company's employee benefit programs and periodically reviews the status of such programs and the performance of the managers of the funded programs. The current members of the Finance/Benefits Committee are Mr. Lukens, Chairman, and Messrs. Lanigan, McNamara and Siem. The Finance/Benefits Committee met five times during 1997.

  Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board with respect to the selection and compensation of the Board, how the Board functions and how the Board should interact with stockholders and management. It reviews the qualifications of potential candidates for the Board of Directors, evaluates the performance of incumbent Directors and recommends to the Board nominees to be elected at the Annual Meeting of Stockholders. The current members of the Corporate Governance Committee are Mr. Lanigan, Chairman, and Messrs. Kinder, Kuehn, McNamara, Lukens, Lorentzen and Siem. The Corporate Governance Committee met four times during 1997.

  The Corporate Governance Committee will consider nominees for Director recommended by stockholders. Such recommendations should be submitted in writing, accompanied by a resume of the nominee's qualifications and business experience and a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a Director, and addressed to the offices of the Company to the attention of Eric B. Brown, Secretary.

COMPENSATION OF OUTSIDE DIRECTORS

  Fees and Retainers. Each Director of the Company who is not an officer or employee of the Company or any of its subsidiaries ("Outside Director") receives an annual retainer of $30,000 ($35,000 for committee chairmen) and a fee of $1,000 for each Board and each Board committee meeting attended, plus incurred expenses where appropriate.

  Stock Options. The Company's Long-Term Incentive Plan (the "Incentive Plan"), as currently in effect, provides for the automatic grant of stock options to Outside Directors. Upon his or her election to the Board, each Outside Director is granted an option to purchase 2,000 shares of Common Stock at the fair market value of such stock on the date of such election. Following such initial grant, on the date of each annual meeting of stockholders of the Company, each Outside Director whose service on the Board will continue after such meeting is granted an option to purchase 2,000 shares of Common Stock at the fair market value of such stock on such date. Mr. Lorentzen declined the receipt of any options in 1996 because of unfavorable tax treatment of options under Norwegian law. In March 1997, the Board amended the Incentive Plan to permit Directors residing in Norway to receive 2,000 Stock Appreciation Rights ("SARs") based upon the fair market value of the Common Stock on the date of his or her election to the Board. Following such initial grant, on the date of each annual meeting of stockholders of the Company, each Outside Director residing in Norway whose service will continue after such meeting will be granted 2,000 SARs based upon the fair market value of the Common Stock on such date. At the time of the amendment, Mr. Lorentzen was granted 2,000 SARs with a base price equal to the closing sales price of the Common Stock on the date of his initial election as an Outside Director, with exercise and expiration dates determined as if such rights had been granted on the date of his initial election.

  Each stock option granted to an Outside Director is exercisable using cash, Common Stock, "cashless exercise" or a combination thereof. Upon exercise of an SAR, the Director receives a cash payment equal to the excess of the fair market value of the Common Stock on exercise over the base price. Each stock option and SAR has a ten-year term and becomes exercisable in three equal annual installments assuming continued service on the Board. In the event of an Outside Director's retirement (in accordance with the Board's retirement policy), death or disability, or in the event of a change of control of the Company (as described under "Compensation Upon Change of Control"), options and SARs will become immediately exercisable, and will remain exercisable for the remainder of their ten-year term. Options and SARs will terminate 60 days after an Outside Director leaves the Board for any other reason; provided, however, that if such person ceases to be a Director for the convenience of the Company (as determined by the Board), the Board may at its discretion accelerate the exercisability of such options and SARs.

  Under the Incentive Plan as currently in effect, upon the exercise of an option or SAR, the exercising Outside Director receives a cash tax-offset "supplemental payment" in an amount equal to the amount necessary to pay the income tax payable with respect to both the option or SAR exercise and receipt of the supplemental payment, assuming the Outside Director is taxed at the maximum effective income tax rate.

  An aggregate of 100,000 shares of Common Stock have been reserved for issuance to Outside Directors under the Incentive Plan as currently in effect. The provisions of the Incentive Plan relating to grants to Outside Directors will terminate on July 1, 2003 unless terminated earlier by the Board of Directors.

  The Company is proposing to amend the Incentive Plan, among other things, to eliminate the tax-offset supplemental payment described above, to increase the number of options or SARs issued to Outside Directors to 4,000 annually and to increase the aggregate number of shares of Common Stock issuable to Outside Directors to 200,000. See "Amendment and Restatement of Long-Term Incentive Plan."

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

  The table below shows the amount and nature of beneficial ownership of (1) options to purchase Common Stock and (2) shares of Common Stock beneficially owned by each of the Directors and certain executive officers of the Company, and by all Directors and executive officers of the Company as a group, as of January 31, 1998. In September 1997, the Company effected a two-for-one split of the Common Stock in the form of a 100 percent stock dividend. All references in this Proxy Statement to number of shares and prices of the Common Stock have been retroactively restated to reflect the increased number of shares of Common Stock issued and outstanding as a result of the dividend.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

NAME OF BENEFICIAL OWNER                     STOCK OPTIONS(1) COMMON STOCK(2)
------------------------                     ---------------  --------------
Jon C. Cole.................................      220,060         262,753(3)
W. Dennis Heagney...........................      263,574         309,212(3)(4)
Richard D. Kinder...........................        8,000          22,001
Ronald L. Kuehn, Jr.........................       10,000           5,999
Robert J. Lanigan...........................       10,000           9,999
Robert L. Long..............................      127,580         155,518(3)(5)
Max L. Lukens...............................        4,002           5,998
Martin B. McNamara..........................        8,000           4,999(6)
Donald R. Ray...............................      132,380         160,944(3)(7)
J. Michael Talbert..........................      270,460         301,598(3)(8)
Fridtjof Lorentzen..........................            0         325,342
Kristian Siem...............................        4,000         116,620
All Directors and Executive Officers as a
 Group (17 Persons).........................    1,233,363       1,839,611(9)

--------
(1) The options shown consist of grants made under the Incentive Plan and represent all options to purchase Common Stock, whether exercisable or not, held by the named individual as of January 31, 1998. Options that are exercisable within 60 days after January 31, 1998 are included under both the "Stock Options" and "Common Stock" columns above, as well as in the percentages set forth in Note 2 below.
(2) Each Director and executive officer has sole voting power and sole investment power with respect to all shares beneficially owned by him, unless otherwise indicated. As of January 31, 1998, each such individual beneficially owned less than 0.4% of the outstanding shares of Common Stock and all present Directors and executive officers of the Company as a group, consisting of 17 persons, beneficially owned approximately 1.8% of the outstanding shares of Common Stock.
(3) The number of shares shown for Messrs. Cole, Heagney, Long, Ray and Talbert includes 32,840 shares, 52,120 shares, 31,940 shares, 28,560 shares and 39,460 shares, respectively, of restricted stock granted under the Incentive Plan that had not vested as of January 31, 1998. Such persons have the right to vote and receive dividends on such shares, but do not have the power to dispose of, or to direct the disposition of, such shares until they vest pursuant to the terms of the Incentive Plan. The number of shares shown for Messrs. Cole, Heagney, Long, Ray and Talbert also includes (i) 201,726 shares, 238,440 shares, 108,646 shares, 117,046 shares, and 216,993 shares, respectively, that may be acquired within 60 days after January 31, 1998 upon exercise of stock options granted under the Incentive Plan; and (ii) 6,199 shares, 2,406 shares, 2,150 shares, 2,020 shares, and 815 shares, respectively, held by the trustee under the Company's 401(k) Savings Plan (the "Savings Plan") as of January 31, 1998.
(4) The number of shares shown for Mr. Heagney includes 20 shares held by each of two of his children.
(5) The number of shares shown for Mr. Long includes 12,782 shares held in a joint account with his wife.
(6) The number of shares shown for Mr. McNamara includes 1,000 shares held in a joint account with his wife.
(7) The number of shares shown for Mr. Ray includes 13,318 shares held in a joint trust account with his wife.
(8) The number of shares shown for Mr. Talbert includes 44,330 shares held in a joint account with his wife.
(9) The number of shares shown includes 201,947 shares of restricted stock granted under the Incentive Plan that had not vested as of January 31, 1998; 1,027,885 shares that may be acquired within 60 days after January 31, 1998 on exercise of stock options granted under the Incentive Plan; and 19,046 shares held by the trustee under the Savings Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Mr. Lorentzen's Form 4 filings for the months of January and June were 81 and 174 days late, respectively. Mr. Dennis R. Long's initial Form 3 filing was 20 days late.

             AMENDMENT AND RESTATEMENT OF LONG-TERM INCENTIVE PLAN

  The Incentive Plan was originally adopted May 1, 1993, prior to the Company's initial public offering. At the 1996 Annual Meeting of Stockholders, the Company's stockholders approved the amendment and restatement of the Incentive Plan to, among other changes, increase by 2,000,000 shares (adjusted for the 1997 stock split) the maximum number of shares of Common Stock as to which awards could be granted and authorized the award of restricted stock as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Incentive Plan was amended and restated by the Board of Directors effective March 13, 1997, to provide for the granting of stock appreciation rights ("SARs") to certain Directors residing in Norway and for the granting of freestanding SARs to employees.

  The purpose of the Incentive Plan is to enhance the Company's ability to attract employees and Directors of outstanding ability. The Board of Directors believes that the Incentive Plan is accomplishing its purpose. However, the Board believes that in order to more fully carry out the purpose of the Incentive Plan, it is necessary to amend and restate the Incentive Plan in the following respects: (1) to provide for cash performance awards based upon the achievement of certain performance objectives established by the Executive Compensation Committee, which awards may be designated as "qualified performance-based compensation" under Section 162(m) of the Code; (2) to eliminate supplemental cash payments that cover the tax burden incurred by Outside Directors upon the exercise of options or SARs issued under the Incentive Plan, beginning with awards after March 12, 1998 (provided, however, that supplemental tax payments will still be made with respect to Outside Director options and SARs issued prior to March 12, 1998, although holders of such awards will be given the option to waive the right to the supplemental tax payment in exchange for additional options or SARs); (3) to increase the number of shares of Common Stock subject to options (or the number of shares subject to SARs for Directors who reside in Norway) awarded to Outside Directors upon assuming a Director position, and at each subsequent annual meeting at which the individual remains or is reelected as a Director, to 4,000 shares; and (4) to increase the total number of shares of Common Stock that may be issued as awards to Outside Directors under the Incentive Plan to 200,000 shares, less the number of shares previously issued with respect to Outside Director awards.

  The Board believes that amending the Incentive Plan as described above will benefit stockholders (a) by giving the Committee discretion to make cash performance awards to an executive named in the Proxy Statement that would be deductible by the Company even if such executive's total cash compensation were in excess of $1 million and (b) by eliminating the charge against earnings resulting from the tax-offset payments to Outside Directors, in exchange for the award of additional options to such Directors.

               PRINCIPAL PROVISIONS OF LONG-TERM INCENTIVE PLAN

  The following summary of the Incentive Plan, as amended and restated effective as of March 12, 1998, is qualified by reference to the full text of the Incentive Plan, which is attached as Exhibit A to this Proxy Statement.

  The Incentive Plan is administered by the Executive Compensation Committee (the "Committee") of the Board of Directors, all of the members of which are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Code. The Committee designates the employees of the Company and its subsidiaries and affiliated companies to be granted awards under the Incentive Plan and the type and amount of awards to be granted. The Committee has authority to interpret the Incentive Plan, adopt administrative regulations, and determine and amend the terms of awards to employees; however, it has no authority to vary the amount or terms of awards to Outside Directors from those set forth in the Incentive Plan.

  Under the Incentive Plan, options to purchase shares of Common Stock, SARs in tandem with options, freestanding SARs, shares of restricted stock, and cash performance awards may be granted to employees at the discretion of the Committee. The Committee may provide for a supplemental cash payment upon the exercise of an option or SAR to cover the employee's tax burden associated with such exercise. In addition, the Incentive Plan provides for automatic awards to Outside Directors of options to purchase 4,000 shares of Common Stock (or, in the case of Outside Directors who reside in Norway, SARs with respect to 4,000 shares of Common Stock) at the time an individual becomes such a Director, as well as at each annual meeting of the Company's stockholders at which the individual remains or is reelected as a Director.

  The aggregate number of shares of Common Stock which may be issued under the Incentive Plan may not exceed 6,100,000 shares with respect to awards to employees, reduced by the number of shares which have previously been issued with respect to awards to employees. Cash tax-offset supplemental payments will not count against these limits. Lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem stock appreciation rights, will not count against these limits and can be regranted under the Incentive Plan. If the exercise price of an option is paid in Common Stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares will also not count against the above limits. No employee may be granted stock options or restricted stock with respect to more than 600,000 shares of Common Stock in any fiscal year. The aggregate number of shares subject to awards to Outside Directors may not exceed 200,000. The aggregate number of shares subject to awards of freestanding SARs to employees may not exceed 100,000. The shares issued under the Incentive Plan may be shares held in treasury or authorized but unissued shares. On March 31, 1998, the last reported sales price of the Common Stock on the New York Stock Exchange was $51 7/16 per share.

  Officers of the Company are eligible to participate in the Incentive Plan, as are employees of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant ownership interest (as determined by the Committee). Outside Directors of the Company are automatically granted stock options (or, for Outside Directors residing in Norway, stock appreciation rights) having the terms specified in the Incentive Plan, but are not eligible for any other awards under the Incentive Plan. Approximately 120 current employees and seven Outside Directors have received awards under the Incentive Plan. It is estimated that the total number of employees who are eligible to receive awards under the Incentive Plan would not at present exceed approximately 130 persons.

  The Committee determines, in connection with each option awarded to an employee, the exercise price, whether that price is payable in cash, shares of Common Stock or by cashless exercise, the terms and conditions of exercise, whether the option will qualify as an incentive stock option under the Code, or a non-qualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the Incentive Plan. The Committee is also authorized to grant SARs to Incentive Plan participants, either as freestanding awards or in tandem with an option. Every SAR entitles the participant, upon exercise of the SAR, to receive in cash or Common Stock a value equal to the excess of the market value of a specified number of shares of Common Stock at the time of exercise, over the exercise price established by the Committee. The Incentive Plan requires that the exercise price of options and SARs be at least equal to fair market value on the date of grant, except with respect to options granted within 90 days of the closing of the Company's initial public offering. The term of options and SARs under the Incentive Plan may not exceed 10 years, except that the Committee may extend the term for up to one year following the death of the participant.

  The Committee is authorized to grant employees awards of restricted stock. Awards of restricted stock are subject to terms, conditions, restrictions and contingencies determined by the Committee. Awards of restricted stock may be designated as "qualified performance-based compensation" under Section 162(m) of the Code. The performance goals will be based on the same criteria as the cash performance awards discussed below.

  The Committee may also provide for cash performance awards to employees based on the achievement of one or more objective performance goals. Cash performance awards may be designated as "qualified performance-based compensation" under Section 162(m) of the Code. If so designated, the cash performance awards shall be contingent upon the performance of the Company during the performance period, as measured by targets established by the Committee, based on any one or more of sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt-to-equity ratio, market share, stock price, economic value added, and market value added. Such performance measures may be applied to the Company on a consolidated basis and/or to a business unit, as an absolute measure or as a measure relative to a peer group of companies. No employee may receive cash performance awards during any calendar year in excess of $1 million. The performance objectives for an award shall be established by the Committee in writing no later than 90 days after beginning of the fiscal year to which the award relates.

  The number and kind of shares covered by the Incentive Plan and by outstanding awards under the Incentive Plan and the exercise price of outstanding awards are subject to adjustment in the event of any reorganization, recapitalization, stock dividend, stock split, merger, consolidation, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares. Upon the occurrence of a Change of Control (1) all outstanding shares of restricted stock will immediately vest, (2) all stock options and SARs held by Outside Directors will become immediately exercisable and will remain exercisable for the remainder of their term, and (3) all outstanding options, tandem SARs and freestanding SARs held by then-current employees will become immediately exercisable and will remain exercisable for the remainder of their term. If an SAR is exercised within 60 days of the occurrence of a Change of Control, the holder will receive, in addition to the amount otherwise due on exercise, a payment equal to the excess over the amount otherwise due of the highest price per share of Common Stock paid during the 60-day period prior to the exercise of the SAR, plus, if the holder is entitled to a supplemental payment on the SAR, a supplemental payment on such excess.

  The Incentive Plan is not limited in duration; provided, however, that pursuant to the Code no incentive stock options within the meaning of Section 422 of the Code may be granted under the Incentive Plan after May 1, 2003. The Board of Directors may at any time amend, suspend or terminate the Incentive Plan, but in doing so cannot adversely affect any outstanding awards without the grantee's written consent or increase the number of shares available under the Incentive Plan or change the minimum option or SAR price without stockholder approval.

  The amount and type of awards to be granted in the future under the Incentive Plan to the named officers, to all executive officers as a group and to all other employees are not currently determinable. Approval of the amendment and restatement of the Incentive Plan will result in each current Outside Director receiving an option to purchase an additional 2,000 shares of Common Stock as of the date of the 1998 Annual Meeting of Stockholders. However, such options will not be subject to any tax-offset payment.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, SARs and restricted stock awards issued under the Incentive Plan. The discussion is general in nature and does not take into account a number of considerations which may apply based on the circumstances of a particular participant under the Incentive Plan.

  Options. Some of the options issuable under the Incentive Plan may constitute "incentive stock options" within the meaning of Section 422 of the Code, while other options granted under the Incentive Plan will be non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options which may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as the appropriate type of capital gain, depending on the actual holding period from the exercise date. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired upon exercise before the applicable holding period expires), whereas upon exercise of a non-qualified stock option, the Company is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

  Stock Appreciation Rights. The amount of any cash or the fair market value of any stock received by the holder upon the exercise of SARs under the Incentive Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

  Restricted Stock Awards. Generally, a grant of shares of Common Stock under the Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to the Company in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate, less any consideration paid for the shares. Any recipient, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election pursuant to Code Section 83(b) within 30 days after the date of the grant. In any case, the Company will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient's income in the year in which that amount is so included.

  Cash Performance Awards. Payments of cash performance awards will be ordinary income to the participant in the year paid, and the Company will be entitled to a deduction for such amount.

  Other. In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the Company's proxy statement who was employed by the Company at year-end, unless the compensation qualifies as "performance based" under Section 162(m) of the Code or certain other exceptions apply. In addition the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20 percent excise tax.

  A participant's tax basis in shares purchased under the Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of the shares. The participant's holding period for the shares begins just after the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term, mid-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant's holding period for the shares.

  REQUISITE VOTE--The affirmative vote of the majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment and restatement of the Incentive Plan. For this purpose, abstentions will have the effect of negative votes, while broker non-votes applicable to shares represented at the meeting will have no effect. If such a vote is not obtained, the amendment and restatement of the Incentive Plan will not become effective, and the Incentive Plan as currently in effect will continue. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN.

               PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors has adopted, subject to stockholder approval, the Transocean Offshore Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The description of the Stock Purchase Plan set forth below is qualified by reference to the terms of the Stock Purchase Plan, a copy of which is attached as Exhibit B to this Proxy Statement. The purpose of the Stock Purchase Plan is to encourage and assist employees of the Company to acquire an equity interest in the Company through the purchase of shares of Common Stock. A maximum of 250,000 shares of Common Stock (subject to certain anti-dilution adjustments applicable in certain circumstances) may be purchased pursuant to the Stock Purchase Plan. Assuming approval by the stockholders, the Stock Purchase Plan will become effective May 14, 1998 and will terminate after all Common Stock covered by the Stock Purchase Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is permitted to be issued under the Stock Purchase Plan and is approved by the stockholders. The Stock Purchase Plan will be administered by the Company's Finance and Benefits Committee.

  Under the Stock Purchase Plan, all full-time employees of the Company (and of any subsidiary of the Company that has, with the consent of the Board of Directors of the Company, adopted the Plan) who do not own, or hold options to acquire, 5 percent or more of the total combined voting power or value of the Common Stock are eligible to participate in the Stock Purchase Plan. As of January 31, 1998, approximately 3,500 employees of the Company would be eligible to participate in the Stock Purchase Plan. Participants in the Stock Purchase Plan may purchase shares of Common Stock through payroll deductions on an after-tax basis over a one-year period beginning on each January 1 and ending on the following December 31 (the "Plan Year") during the term of the Stock Purchase Plan, although the first Plan Year will be the period beginning May 14, 1998, and ending December 31, 1998. A participant's right to participate in the Stock Purchase Plan terminates immediately when a participant ceases to be employed by the Company. An employee may elect to participate in the Stock Purchase Plan as of any January 1 (or, with respect to the first Plan Year, as of July 1, 1998), following his completion of six consecutive months of employment by the Company. A participant may elect to make contributions each pay period in an amount not less than $50, subject to a monthly limitation equal to 10 percent of his base monthly earnings or such other amount established by the Compensation Committee, taking into account the "Maximum Share Limitation." The "Maximum Share Limitation" is the number of shares derived by dividing $25,000 by the fair market value (as defined below) of the Common Stock determined as of the date of grant. The contributions will be held in trust during a Plan Year, and interest will be credited to the participant's account. Unless a participant elects otherwise, the dollar amount in the participant's account at the end of the Plan Year will then be used to purchase as many whole shares of Common Stock as the funds in his account will allow. The purchase price for the stock will be 85 percent of the lesser of its fair market value (defined as the closing composite sales price per share of Common Stock on the New York Stock Exchange on the applicable date) on the first trading day of the Plan Year or its fair market value on the last trading day of the Plan Year. Any dollars remaining in the participant's account will be carried over to the next Plan Year. If the participant elects not to purchase Common Stock at the end of the Plan Year, such participant will receive a return of his payroll deductions during the Plan Year plus the interest which has accrued on such deductions. At the end of each Plan Year, participants will receive a statement of their account balance, including interest earned and the number of whole shares of Common Stock purchased and in their account. Any dividends on shares held in a participant's account will be credited to his account.

  A participant may elect to withdraw his entire contributions for the current year from the Stock Purchase Plan at any time prior to the purchase of Common Stock. Any participant who so elects will receive his entire account balance, including interest and dividends, if any. A participant who suspends his payroll deductions or withdraws contributions cannot resume participation in the Stock Purchase Plan during that Plan Year and must re-enroll in the Stock Purchase Plan the following year in order to participate. A participant may also elect to withdraw stock held in his account for at least one year at any time. A participant may not sell stock held in his account for less than three
(3) months. In the event of a participant's death, amounts credited to his account, including interest and dividends, if applicable, will be paid in cash and a certificate for any shares will be delivered to his designated beneficiaries or other legal representative.

  The Board of Directors of the Company may generally amend or terminate the Stock Purchase Plan at any time, provided that approval of the Company's stockholders must be obtained for any amendment to the Stock Purchase Plan if required under Section 423 of Code or any other applicable law or regulation.
Section 423 of the Code currently requires stockholder approval of a plan amendment that would (a) change the number of shares subject to the plan or
(b) change the class of employees eligible to participate in the plan.

  The shares to be issued pursuant to the Stock Purchase Plan may be shares held in treasury or authorized but unissued shares. On March 31, 1998, the last reported sales price of the Common Stock on the New York Stock Exchange was $51 7/16 per share.

  It is intended that the Stock Purchase Plan constitute an "employee stock purchase plan" under the provisions of Section 423 of the Code. For participants subject to U.S. tax, no U.S. income is recognized upon the grant or purchase of shares under the Stock Purchase Plan. However, such participants will recognize taxable income upon disposition of the shares acquired under the Stock Purchase Plan. The Company is entitled to a deduction for federal income tax purposes only to the extent that ordinary income is realized by the participant as a result of a disqualifying disposition.

  REQUISITE VOTE--The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the Stock Purchase Plan. Abstentions will have the same effect as negative votes, while broker non-votes applicable to shares represented at the meeting will have no effect. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE TRANSOCEAN OFFSHORE INC. EMPLOYEE STOCK PURCHASE PLAN.

                      COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

  The Executive Compensation Committee (the "Committee") of the Board of Directors of the Company, which is composed solely of non-employee Directors, administers the Company's executive compensation program. The Committee's primary responsibility is to ensure that the executive compensation program furthers the interests of the Company and its stockholders.

  The Company's executive compensation program has three principal objectives:
(1) to attract and retain a highly qualified and motivated management team;
(2) to appropriately reward individual executives for their contributions to the attainment of the Company's key strategic goals; and (3) to link the interests of executives and stockholders through stock-based plans and performance measures.

  The Committee meets with outside consultants at least annually to review and compare the level of compensation paid or awarded to key executives to the compensation practices of a peer group of companies. The primary peer group used for determining compensation for key executives consists of 25 publicly held companies of comparable size in the contract drilling, related oilfield services and oil and gas industry (the "Corporate Peer Group"). In comparing the level of the Company's compensation to that of the Corporate Peer Group, the Committee takes into account the relative size of companies as measured by revenues. The Simmons & Company International Oil Service Industry Index (the "Simmons Index") used in the total stockholder return comparison (see "Performance Graph") is also used for compensation purposes, but only for comparing the Company's total stockholder return to that of the index and basing awards of stock options and restricted shares on such comparison.

  The key components of the Company's executive compensation program are base salary, annual cash bonus incentives and long-term stock incentives. The Committee's policies with respect to each component of the program, including the bases for the compensation of the Chief Executive Officer of the Company, are described below. The Committee consults with the Chief Executive Officer in reviewing the individual performance and compensation of key executives of the Company (other than the Chief Executive Officer). The Committee reviews the Chief Executive Officer's performance and compensation in executive session at least annually.

  Base Salaries. The Committee reviews the base salaries of key executive officers of the Company and determines whether salaries should be adjusted, based primarily on the executive's individual performance, responsibilities and experience and salary survey information. In general, the Committee's objective is to maintain executive salaries at the size-adjusted median of the salaries for comparable executives in the Corporate Peer Group. Executive salaries for 1996, including Mr. Talbert's salary, were on average below the median level as compared to the Corporate Peer Group. Accordingly, at its salary review meeting on February 14, 1997, the Committee increased Mr. Talbert's salary for 1997 (as of April 1, 1997) to $520,000, which more closely approximates the median level.

  Annual Cash Bonus Incentives. Annual cash bonus incentive opportunities are awarded each year under the Company's Performance Award and Cash Bonus Plan. The amount of an executive's bonus opportunity (which is expressed as a percentage of base salary) is dependent primarily upon such individual's position and responsibilities and bonus opportunities provided to comparable positions within the Corporate Peer Group. At the beginning of each year, the Committee reviews and approves annual performance goals. Shortly after the end of the year, the Committee determines the appropriate bonus payout levels based on the degree to which these goals have been achieved. The annual incentive program is designed to pay total annual cash compensation (salary plus bonus) above the median of the Corporate Peer Group when the Company meets substantially all of the goals established for an executive's bonus opportunity. Similarly, when the goals are not achieved, the program is intended to result in total annual cash compensation below the median of the Corporate Peer Group.

  The payout of an executive's 1997 bonus opportunity was based on the level of achievement of a Company financial goal, certain corporate goals and individual goals, as described below. The financial goal was weighted at 50 percent, the corporate goals at 35 percent and the individual goals at 15 percent. The Committee also has discretion to make additional cash bonus awards beyond the bonus opportunity to recognize exceptional individual performance or to take account of other factors.

  The financial goal included in the 1997 bonus opportunities for senior executive officers was the Company's 1997 earnings per share ("EPS") as compared to the Company's budgeted EPS. Payout of the EPS goal was based on minimum, target and maximum levels of achievement. The corporate goals included in the 1997 bonus opportunities included operating, marketing and strategic goals and annual goals relating to safety and customer focus programs.

  The Committee met in February 1998 to review in detail the extent to which the 1997 performance goals had been achieved. Although the Company failed to reached the budgeted EPS level, the Committee approved a discretionary amount in light of the Company's financial performance in comparison to its peers such that the total bonus payout to all eligible employees would not exceed 85 percent of the bonus opportunity. The range of payouts for the four most highly compensated executive officers other than Mr. Talbert was between 81 percent and 92 percent of their bonus opportunities. Mr. Talbert's performance was determined by the Committee to entitle him to a bonus payment of $325,000, or 91 percent of his bonus opportunity.

  Long-term Stock Incentives. The long-term stock incentives component of the Company's executive compensation program is designed to align executive and stockholder interests by rewarding executives for the attainment of stock price appreciation and total stockholder return.

  As a general rule, the Committee administers the long-term stock incentive program through annual grants of stock options and restricted stock to certain executive officers and other key employees of the Company. In addition, the Committee may make special awards to individual executives and other key employees during the year on a discretionary basis. On March 12, 1997, the Committee made stock option grants and awards of restricted stock to executives, including Mr. Talbert, and stock option grants to other key employees in order to further the goal of aligning the executives' and key employees' interests with those of the stockholders and to encourage management continuity at the Company.

  The number of stock options and restricted shares granted to each executive officer was determined in accordance with a formula established by the Committee in prior years. Each executive officer is given a grant opportunity based on the executive's individual position and compensation survey data of the Corporate Peer Group. The extent to which the grant opportunity is earned is determined by comparing the Company's three-year weighted-average total shareholder return ("TSR"), which is calculated by considering stock price appreciation and dividends, over a multi-year period to the weighted-average TSR of the companies in the Simmons Index having total capitalization of at least $200 million at the end of each year in the period and three years of earnings history. In general, if the Company's weighted-average TSR for the applicable period places it in a particular percentile of companies in the Simmons Index ranked by weighted-average TSR, the long-term incentive grants will be made at a level which places the Company's long-term awards at the same percentile in reference to long-term awards by the Corporate Peer Group to executives in comparable positions. The formula used by the Committee has additional conditions: (a) awards will not exceed the 50th percentile if the Company's weighted-average TSR is negative, (b) awards will not be made if the Company's weighted-average TSR is below the 25th percentile and (c) the Committee may reduce awards to the 75th percentile level if performance exceeds the 75th percentile level.

  Accordingly, on March 12, 1997, Mr. Talbert was granted options to purchase 48,000 shares Common Stock at an exercise price of $28.625 per share, which was the fair market value of the Common Stock at the date of the grant, and 10,000 shares of restricted stock. The weighted-average TSR on which the award was based placed the Company at the 64th percentile of the companies in the Simmons Index, and Mr. Talbert's award was based upon the 64th percentile level in reference to awards in the Corporate Peer Group.

  Stock Ownership Guidelines. In 1993, the Committee established guidelines designed to encourage key executives of the Company to attain specified levels of stock ownership over a five-year period. Stock ownership goals are based on the value of the Common Stock and are expressed as a multiple of the executive's base salary. During 1997, the Committee reviewed the guidelines and determined that the stock ownership goals were appropriate and that executive officers were in compliance with these guidelines.

  Policy with Respect to Section 162(m). Section 162(m) of the Code limits the tax deduction that the Company or its subsidiaries can take with respect to the compensation of certain executive officers, unless the compensation is "performance-based." The Committee expects that all income recognized by executive officers upon the exercise of stock options granted under the Incentive Plan will qualify as performance-based compensation and further believes that all restricted stock which it has awarded to date also qualifies as performance-based. In order to enable the Committee to make future grants of restricted stock that qualify as performance-based, the Incentive Plan as amended and restated was submitted and approved by the stockholders at the 1996 Annual Meeting.

  The Committee has decided to seek stockholder approval for the amendment and restatement of the Incentive Plan at the 1998 Annual Meeting. Under the Incentive Plan as amended and restated, the Committee will have the discretion to award performance-based cash compensation that qualifies under Section 162(m) of the Code based on the achievement of objective performance goals. The Committee currently intends to continue to make cash bonus payments under the Company's Performance Award and Cash Bonus Plan that are based not only on quantifiable financial and operating goals but also on the achievement of subjective, non-quantifiable goals that may not qualify as performance-based compensation. The Committee believes that these subjective goals, while not properly measurable by the kind of quantifiable targets that are required to qualify compensation as performance-based, are important to the long-term financial success of the Company and to its stockholders.

  Conclusion. The Committee believes that the executive compensation philosophy that it has adopted effectively serves the interests of the stockholders and the Company. It is the Committee's intention that the pay delivered to executives be commensurate with Company performance.

Ronald L. Kuehn, Jr. Robert J. Lanigan Max L. Lukens Richard D. Kinder Fridtjof Lorentzen

EXECUTIVE COMPENSATION

  The table below sets forth information concerning compensation of J. Michael Talbert, the Company's Chief Executive Officer, and the Company's four other most highly compensated executive officers (the "named executive officers") for service in all capacities to the Company and its subsidiaries during 1995, 1996 and 1997. The table includes, where applicable, compensation paid by Sonat Inc. for services to Sonat Inc. and its subsidiaries (including the Company) prior to the public offering of the Common Stock in June 1993.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                   ANNUAL COMPENSATION           COMPENSATION AWARDS
                              ------------------------------  ----------------------------
   NAME AND PRINCIPAL                                         RESTRICTED     SECURITIES
   POSITION WITH THE                            OTHER ANNUAL    STOCK        UNDERLYING       ALL OTHER
        COMPANY          YEAR  SALARY  BONUS(1) COMPENSATION  AWARDS(2)    OPTIONS/SARS(3) COMPENSATION(4)
------------------------ ---- -------- -------- ------------  ----------   --------------- ---------------
J. Michael Talbert...... 1997 $507,500 $325,000   $     0      $287,500(6)     48,000         $ 46,386
 Chairman of the Board   1996  459,000  425,000         0       304,688(7)     64,400           49,368
 and Chief Executive     1995  425,004  350,000         0       172,830(8)     78,060          564,997
 Officer
W. Dennis Heagney....... 1997  297,500  152,000         0       115,000(6)     19,600           21,924
 President, Chief        1996  283,000  152,042         0       173,438(7)     36,200           24,960
 Operating Officer       1995  260,004  180,000   313,674(5)     91,560(8)     41,320           22,531
 and Director
Jon C. Cole............. 1997  245,000  105,000         0       103,500(6)     17,600           16,974
 Senior Vice President   1996  225,000  111,872    70,010(5)    121,875(7)     25,800           18,022
                         1995  210,000  120,000         0        63,420(8)     28,660           16,453
Robert L. Long.......... 1997  230,000   85,000         0        97,750(6)     16,400           17,562
 Senior Vice President   1996  210,000  124,756    73,110(5)    112,500(7)     24,000           19,127
                         1995  195,000  100,000         0        60,270(8)     27,180           17,600
Donald R. Ray........... 1997  212,000   69,000         0        80,500(6)     13,600           15,417
 Senior Vice President   1996  192,000   70,886    36,684(5)     89,063(7)     18,800           16,546
                         1995  177,000   80,000         0        41,580(8)     18,740           14,218

--------
(1) The amount shown as "Bonus" for a given year includes amounts earned with respect to such year but paid in the first quarter of the following year. All amounts shown as "Bonus" were paid under the Company's Performance Award and Cash Bonus Plan.
(2) The amount shown represents the dollar value of restricted stock awards made during the indicated year, calculated by multiplying the closing price of the Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape on the date of grant by the number of shares awarded. Dividends are paid on all shares of restricted stock. The number of shares of restricted stock of the Company held by the named executive officers as of December 31, 1997, and the aggregate value of such shares (calculated by multiplying the closing price of the Common Stock as reported on the NYSE Composite Tape on December 31, 1997 by the number of shares held on such date) are as follows: Mr. Talbert, 39,460 shares, $1,901,479; Mr. Heagney, 52,120 shares, $2,511,532; Mr. Cole, 32,840 shares, $1,582,478; Mr. Long, 31,940 shares, $1,539,109; and Mr. Ray,
    28,560 shares, $1,376,235.
(3) Stock option grants reported for 1997, 1996 and 1995 were made under the Incentive Plan and represent options to purchase shares of Common Stock at the fair market value of the Common Stock on the dates of such grants.
(4) With respect to 1997, the amounts shown as "All Other Compensation" represent the following for each of Messrs. Talbert, Heagney, Cole, Long and Ray, respectively: (1) matching contributions to the trust established under the Savings Plan--$7,200, $7,200, $7,200, $7,200 and $7,200; (2)
    contributions credited to the Savings Plan under the Company's Supplemental Benefit Plan--$15,638, $6,188, $3,825, $3,150 and $2,340; and
    (3) with respect to premiums under the Company's "split-dollar" Executive Life Insurance Program, the sum of (a) the value of the premium payment used to purchase term life insurance and (b) the value of the benefit to the executive officer of the remainder of the premium payment--$23,548, $8,536, $5,949, $7,212 and $5,877.

(5) The amount shown represents the amount of tax-offset "supplemental payments" paid upon the exercise of stock options (or tandem SARs) granted under the Sonat Inc. Executive Award Plan.
(6) Includes the value of 10,000 shares, 4,000 shares, 3,600 shares, 3,400 shares and 2,800 shares of restricted stock granted on March 12, 1997 to Messrs. Talbert, Heagney, Cole, Long and Ray, respectively. Such shares will vest in three equal installments on each anniversary of the date of the grant commencing on the third anniversary of the date of grant.
(7) Includes the value of 13,000 shares, 7,400 shares, 5,200 shares, 4,800 shares and 3,800 shares granted on February 23, 1996 to Messrs. Talbert, Heagney, Cole, Long and Ray, respectively. Such shares will vest in three equal installments on each anniversary of the date of the grant commencing on the third anniversary of the date of grant.
(8) Includes the value of 16,460 shares, 8,720 shares, 6,040 shares, 5,740 shares and 3,960 shares granted on February 24, 1995 to Messrs. Talbert, Heagney, Cole, Long and Ray, respectively. Such shares will vest in three equal installments on each anniversary of the date of the grant commencing on the third anniversary of the date of grant.

OPTIONS GRANTED

  The table below contains certain information with respect to stock options granted to the named executive officers in 1997. All of such options were granted under the Incentive Plan.

                           OPTION/SAR GRANTS IN 1997

                                                                            POTENTIAL
                                                                         REALIZABLE VALUE
                                                                                AT
                                                                          ASSUMED ANNUAL
                                                                         RATES OF COMPANY
                                                                           STOCK PRICE
                                                                         APPRECIATION FOR
                                                                              OPTION
                                       INDIVIDUAL GRANTS                 TERM (10 YEARS)
                         ---------------------------------------------- ------------------
                                       % OF TOTAL
                          NUMBER OF   OPTIONS/SARS
                          SECURITIES   GRANTED TO
                          UNDERLYING    COMPANY    EXERCISE
                         OPTIONS/SARS EMPLOYEES IN  PRICE    EXPIRATION
          NAME             GRANTED        1997     ($/SHARE)   DATE(1)  5%(2)(3) 10%(2)(3)
          ----           ------------ ------------ --------  ---------- -------- ---------
J. Michael Talbert......    48,000(4)    10.9%      28.75     3/12/07   867,875  2,199,365
W. Dennis Heagney.......    19,600(4)     4.5%      28.75     3/12/07   354,382    898,074
Jon C. Cole.............    17,600(4)     4.0%      28.75     3/12/07   318,221    806,434
Robert L. Long..........    16,400(4)     3.7%      28.75     3/12/07   296,524    751,450
Donald R. Ray...........    13,600(4)     3.1%      28.75     3/12/07   245,898    623,153

--------
(1) The stock options are subject to termination prior to their expiration date in the event termination of employment occurs under certain conditions.
(2) For each named executive officer, the potential realizable values shown represent the difference between the Resulting Company Stock Price of the option (as described below) and the exercise price of the option, multiplied by the number of options granted to such executive officer. The Resulting Company Stock Price for an option equals the price the Common Stock would attain at the end of the option's 10-year term if the price of the Common Stock appreciated from the effective date of the option at a rate of 5% or 10% per year (as the case may be). The Resulting Company Stock Price for the options granted on March 12, 1997 with an exercise price of $28.75 is $46.83 (at 5% annual stock price appreciation) and $74.57 (at 10% annual stock price appreciation).

(3) The potential realizable values for all stockholders as a group are $1,806,492,815 (at 5% annual stock price appreciation) and $4,578,180,353 (at 10% annual stock price appreciation), which represent the difference between the Resulting Company Stock Price for the options granted on March 12, 1997 and the exercise price of such options, multiplied by 99,916,638, the number of outstanding shares of Common Stock as of December 31, 1997.

(4) The stock options shown were granted on March 12, 1997 and have an exercise price equal to the fair market value of the Common Stock on such date. The options become exercisable in equal installments over a three-year period. Stock options that have not previously become exercisable are generally forfeited upon termination of employment, unless such termination occurs by reason of death or disability or for the convenience of the Company (as determined by the Compensation Committee). The stock options become fully exercisable upon a Change of Control (as defined in the Incentive Plan).

AGGREGATE OPTION EXERCISES

  The following table shows certain information with respect to the named executive officers concerning stock options exercised during 1997 and unexercised stock options held as of December 31, 1997:

      AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED,
                                                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                           SHARES                     AT FISCAL YEAR END              AT FISCAL YEAR END
                         ACQUIRED ON   VALUE    ------------------------------- -------------------------------
          NAME           EXERCISE(1)  REALIZED  EXERCISABLE(2) UNEXERCISABLE(3) EXERCISABLE(4) UNEXERCISABLE(5)
          ----           ----------- ---------- -------------- ---------------- -------------- ----------------
J. Michael Talbert......   190,000   $5,819,640    153,506         116,954        $5,607,541      $2,976,245
W. Dennis Heagney.......    83,546    2,394,964    206,066          57,508         7,901,509       1,497,399
Jon C. Cole.............    50,000    1,798,600    193,706          44,354         7,276,032       1,127,866
Robert L. Long..........    54,668    1,722,797     86,120          41,460         3,217,148       1,056,224
Donald R. Ray...........    38,760      899,736     99,999          32,381         3,942,712         810,000

--------
(1) The options in this column are options to purchase Common Stock, with the exception of Mr. Long's options, which includes options to purchase Sonat Inc. common stock.

(2) As to Mr. Cole, consists of options to purchase 177,706 shares of Common Stock and options to purchase 16,000 shares of Sonat Inc. common stock. As to the others, consists entirely of options to purchase Common Stock.

(3) All options in this column are options to purchase Common Stock.

(4) The value of each unexercised in-the-money stock option (or tandem SAR) is equal to the difference between $48.1875 (the closing price of the Common Stock on December 31, 1997) or $45.75 (the closing price of Sonat Inc. common stock on December 31, 1997) and the exercise price of the Company stock option or Sonat Inc. option as the case may be. Such value does not include the value of any tax-offset supplemental payments that are payable upon the exercise of the stock options. The only options subject to tax-offset supplemental payments are certain options granted by Sonat Inc. prior to December 1991.

    Of the amounts shown for Mr. Cole, $6,843,532 reflects the value attributable to options to purchase Common Stock and $432,500 reflects the value attributable to options to purchase Sonat Inc. common stock. The entire amount shown for the others reflects the value attributable to options to purchase Common Stock .

(5) Reflects the value of unexercisable in-the-money options to purchase Common Stock. At December 31, 1997, there were no unexercisable options to purchase Sonat Inc. common stock.

DEFINED BENEFIT PLANS

  Employees and officers of the Company and participating subsidiaries are participants in the Company's Retirement Plan. In general, annual retirement benefits are based on average covered compensation for the highest five consecutive years of the final ten years of employment. Covered compensation under the Company's Retirement Plan currently includes salaries and bonuses (reported in the Summary Compensation Table) and certain personal benefits; covered compensation does not include (1) amounts relating to the grant or vesting of restricted stock, the exercise of stock options and SARs, and receipt of tax-offset supplemental payments with respect to stock options, SARs or restricted stock, or (2) employer contributions under the Savings Plan or the Company's Supplemental Benefit Plan.

  Prior to January 1, 1998, the maximum annual retirement benefit under the Company's Retirement Plan was 50 percent of the participant's average covered compensation minus 22.5 percent of his covered social security earnings (based on 30 or more years of service with the Company or Sonat Inc.), provided that the participant's benefit would be no less than the sum of (1) the benefit he would have been entitled to from the Sonat Inc. Retirement Plan had he terminated employment on the date of consummation of the Company's initial public offering in 1993, plus (2) the benefit he accrued under the Company's Retirement Plan (considering only years of service with the Company after such date). Effective January 1, 1998, the maximum annual retirement benefit was increased to 60 percent of the participant's average covered compensation minus 19.5 percent of his covered social security earnings, under the equivalent conditions. The Company's executive officers (other than Mr. Talbert) and certain other employees accrued benefits under the Sonat Inc. Retirement Plan under the following formula: (a) 2.4 percent of average covered compensation (calculated as described above) minus 2.0 percent of primary social security benefits for each year of service prior to January 1, 1992; plus (b) 2.0 percent of average covered compensation minus 1.667 percent of primary social security benefits for each year of service after January 1, 1992; plus (c) when the total of (a) plus (b) above equals 60 percent of average covered compensation minus 50% of primary social security benefits, 1% of average covered compensation for each year of service after January 1, 1992, not included in the calculation in (b) above, up to five such additional years of service. The eligible survivors of a deceased Retirement Plan participant are entitled to a survivor's benefit, which usually equals 50 percent of the participant's retirement benefit, or, if greater, 75 percent of the participant's retirement benefit accrued under the Sonat Inc. Retirement Plan plus 50 percent of the retirement benefit accrued after the Company's public offering. Assets and liabilities relating to benefits accrued by employees of the Company were transferred from the Sonat Inc. Retirement Plan to the Company's Retirement Plan. As a result, no benefits are payable to such employees from the Sonat Inc. Retirement Plan. Benefits under the Company's Retirement Plan are generally paid as life annuities.

  The Company and Sonat Inc. each has a Supplemental Benefit Plan that provides eligible participants and their eligible survivors with retirement and survivors benefits that would have been payable under the applicable Retirement Plan but for the fact that benefits payable under funded pension plans are limited by federal tax laws. As a general rule, during 1997 the federal tax laws limited annual benefits under tax-qualified retirement plans to $125,000 (subject to reduction in certain circumstances), and required such plans to disregard any portion of the participant's 1997 compensation in excess of $160,000. Benefits accrued by employees of the Company under the Sonat Inc. Supplemental Benefit Plan as of the closing of the Company's 1993 initial public offering will continue to be paid under such plan; any additional supplemental benefits to which an employee becomes entitled will be paid under the Company's Supplemental Benefit Plan. A participant may choose to have benefits under each Supplemental Benefit Plan paid either as a life annuity or in a cash lump sum upon termination of employment with the Company.

  The following table sets forth information with respect to the named executive officers concerning the benefits payable under the Company's Retirement Plan and Supplemental Benefit Plan and the Sonat Inc. Supplemental Benefit Plan as of December 31, 1997:

                          DEFINED BENEFIT PLAN TABLE

                                                                ESTIMATED ANNUAL
                                                                   RETIREMENT
                                                  CURRENT YEARS    BENEFIT AT
                      NAME                        OF SERVICE(1)    AGE 65(2)
                      ----                        ------------- ----------------
J. Michael Talbert...............................      3.3          $246,872
W. Dennis Heagney................................     28.5           224,818
Jon C. Cole......................................     20.2           178,469
Robert L. Long...................................     21.5           157,407
Donald R. Ray....................................     25.8           141,469

--------
(1) The number of years of credited service under the Company's Retirement Plan as of December 31, 1997, which where applicable includes years of service with Sonat Inc.
(2) The retirement benefit shown for each named executive officer is the estimated annual retirement benefit payable under the Company's Retirement Plan and Supplemental Benefit Plan and the Sonat Inc. Supplemental Benefit Plan as a single life annuity at age 65 (based on the assumptions that such officer retires from employment with the Company at age 65 with average covered compensation at his retirement date equal to his 1997 covered compensation) and calculated prior to the offset for covered social security earnings.

PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return of (1) the Common Stock, (2) the Standard & Poor's 500 Stock Index and (3) the Simmons Index over the period in which the Common Stock has been publicly traded. The graph assumes that $100 was invested in the Common Stock and each of the other two indices on June 4, 1993 (the date of consummation of the Company's initial public offering), and that all dividends were reinvested at date of payment.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

                       INDEXED TOTAL STOCKHOLDER RETURN
                        JUNE 4, 1993--DECEMBER 31, 1997


                             [GRAPH APPEARS HERE]

                         JUNE 4, DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31,
                          1993       1993         1994         1995         1996         1997
                         ------- ------------ ------------ ------------ ------------ ------------
Company.................  $100       $71          $80          $203         $285         $440
S&P 500.................   100       106          107           147          181          241
Simmons.................   100        94           98           141          225          347

COMPENSATION UPON CHANGE OF CONTROL

  Certain of the Company's benefit plans provide for the acceleration of certain benefits in the event of a "Change of Control" of the Company. A "Change of Control" is deemed to occur if (1) any person or group acquires beneficial ownership of 20 percent or more of the Common Stock or total voting power (except as a result of acquisitions by or from the Company or pursuant to a transaction excluded from the definition of "Change of Control" pursuant to clause 3 below); (2) individuals who constitute the "Incumbent Board" (as defined in the Plan, and generally including members of the Board as of December 1995 and Directors whose nomination or election was approved by a majority of the Directors then comprising the Incumbent Board) fail to constitute at least a majority of the Board of Directors; (3) a merger, consolidation, reorganization, or sale of substantially all of the Company's assets occurs, unless following such transaction (a) the beneficial owners of the Common Stock before the transaction own more than 50 percent of the Common Stock and total voting power of the Company resulting from the transaction,
(b) no person or entity owns 20 percent or more of the Common Stock or voting power of the Company resulting from the transaction unless such ownership existed before the transaction, and (c) at least a majority of members of the Board of Directors of the Company resulting from the transaction were members of the "Incumbent Board" at the time the Board approved the transaction, or
(4) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

  Upon the occurrence of a Change of Control, (i) all outstanding shares of restricted stock granted under the Incentive Plan will immediately vest, (ii) all stock options and SARs granted to Outside Directors under the Incentive Plan will become immediately exercisable and will remain exercisable for the remainder of their term, and (iii) all outstanding stock options (and SARs) under the Incentive Plan held by then-current employees will become immediately exercisable and will remain exercisable for the remainder of their term. If an SAR is exercised within 60 days of the occurrence of a Change of Control, the holder will receive, in addition to the amount otherwise due on exercise, a payment equal to the excess over the amount otherwise due of the highest price per share of Common Stock paid during the 60-day period prior to exercise of the SAR, plus, if the holder is entitled to a supplemental payment, a supplemental payment on such excess. Also, upon the occurrence of a Change of Control, the participant will become vested in 100 percent of the maximum performance award he could have earned under the Company's Performance Award and Cash Bonus Plan for the proportionate part of the performance period prior to the Change of Control, and will retain the right to earn out any additional portion of his award if he remains in the employ of the Company.

EMPLOYMENT AGREEMENTS

  The Company is a party to Employment Agreements with certain executive officers including the named executive officers. The agreements provide that if the executive officer's employment is terminated within three years after a Change of Control as defined in the agreements (and described above) or prior to but in anticipation of a Change of Control, either (1) by the Company for reasons other than death, disability or "cause" (as defined) or (2) by the executive officer for "good reason" (which term includes a diminution of responsibilities or compensation, or a determination by the executive officer to leave during the thirty day period immediately following the first anniversary of the Change of Control), the executive officer will receive: (a) any unpaid portion of his current salary and prorated portion of his highest bonus paid either in the last three years before the Change of Control or for the last completed fiscal year after the Change of Control (the "Highest Bonus"); (b) a lump sum payment equal to three times the sum of his annual base salary (based on the highest monthly salary paid in the twelve months prior to the Change of Control) and his Highest Bonus; (c) benefits to him and his family at least equal to those which would have been provided had the employment not been terminated for a three-year period; and (d) a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the Company's Retirement Plan and Supplemental Retirement Plan had the executive's employment continued for three years after termination over (ii) the actuarial equivalent of the executive's actual benefit under such plans. The agreements also provide that in the event the payments called for under the agreement would subject the executive to an excise tax under Section 4999 of the Internal Revenue Code, the executive will be entitled to receive an additional "gross-up" payment equal to the amount that would leave him with the amount he would have received, on an after-tax basis, if the payments under the agreement did not give rise to an excise tax; provided, however, that if the payments called for under the agreement do not exceed 100 percent of the amount that could be paid to the executive without triggering an excise tax, no "gross-up payment" will be made and payments under the agreement will be reduced to such lesser amount. Assuming that the named executive officers terminated employment on January 31, 1998 in a manner entitling them to benefits under the Employment Agreements, the respective executive officers would receive the following lump sum cash payments pursuant to items (1), (2) and (4) above (excluding any gross-up payments): Mr. Talbert, $2,824,938 (based on his annualized base salary for 1996 plus the bonus paid to him with respect to 1997); Mr. Heagney, $1,522,158; Mr. Cole, $1,270,82;, Mr. Long,
$1,164,349; and Mr. Ray, $1,062,011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Executive Compensation Committee of the Company's Board of Directors are Ronald L. Kuehn, Jr., Chairman, Richard D. Kinder, Robert J. Lanigan, Fridtjof Lorentzen and Max L. Lukens. There are no matters relating to interlocks or insider participation required to be reported.

                             SELECTION OF AUDITOR

  Ernst & Young LLP has been selected as Auditor of the Company for the 1998 calendar year. Ernst & Young LLP served as Auditor of the Company for the 1997 calendar year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired and to respond to appropriate questions.

                                 OTHER MATTERS

PROPOSALS OF STOCKHOLDERS

  Stockholder Proposals in the Company's Proxy Statement. In order for proposals by stockholders to be considered for inclusion in the proxy statement and proxy card relating to the 1999 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company, 4 Greenway Plaza, Houston, Texas, 77046, by no later than December 7, 1998.

  Stockholder Proposals and Nominations for Directors to be Presented at Meetings. A stockholder who desires to propose any business at an annual meeting of stockholders must give the Company written notice not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting that was specified in the initial formal notice of such meeting or, if the date of the forthcoming annual meeting is more than 30 days before or after such anniversary date, by the close of business on the tenth day following public disclosure by the Company of the meeting date. The stockholder's notice must set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address of the stockholder who intends to propose such business; (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (4) any material interest of the stockholder in such business.

  A stockholder who desires to nominate Directors at an annual meeting of stockholders must give the Company written notice within the time period described in the preceding paragraph. A stockholder who desires to nominate Directors at a special meeting at which the Board of Directors has determined that Directors will be elected must give the Company written notice by the close of business on the tenth day following public disclosure by the Company of the meeting date. The stockholder's notice must set forth (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and setting forth the class and number of shares so held (including shares held beneficially); (3) a representation that such stockholder intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the stockholder and each nominee proposed by the stockholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (5) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (6) the consent of each nominee to serve as a Director of the Company if so elected.

  The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedures.

  A copy of the Company's By-Laws, in which these procedures are set forth, may be obtained from the Company upon written request to the Secretary of the Company at its principal place of business.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information with respect to each person or entity known by the Company to be the beneficial owner of more than 5 percent of the Common Stock as of March 31, 1998 (based upon Schedule 13G filings with the Securities and Exchange Commission):

                                                          NUMBER OF
                                                            SHARES    PERCENT
                                                         BENEFICIALLY    OF
      NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED(4)   CLASS(4)
      ------------------------------------               ------------ -------
      FMR Corp. (1).....................................  9,120,640     9.0%
        82 Devonshire Street
        Boston, Massachusetts 02109
      Tiger Management L.L.C. (2).......................  5,517,500     5.5%
        101 Park Avenue
        New York, New York 10178
      Janus Capital Corporation(3)......................  7,210,071     7.1%
        100 Fillmore Street
        Denver, Colorado 80206-4923

--------
(1) FMR Corp. reported in its Schedule 13G/A, filed February 11, 1998, that it and/or certain of its affiliates have sole voting power as to 615,850 shares and sole dispositive power as to 9,120,640 shares of Common Stock.
(2) Tiger Management L.L.C. reported in its Schedule 13G/A, filed February 13, 1998, that it and/or certain of its affiliates have shared voting and shared dispositive power as to 5,517,500 shares of Common Stock.
(3) Janus Capital Corporation reported in its Schedule 13G/A, filed February 13, 1998, that it and/or certain of its affiliates have shared voting and shared dispositive power as to 7,210,071 shares of Common Stock.
(4) As of the date specified in the applicable Schedule 13G.

VOTING AT THE ANNUAL MEETING

  The presence, in person or by proxy, of the holders of a majority of the Common Stock is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof.

  The vote required for the election of Directors and the approval of any other matters scheduled for a vote at the Annual Meeting is controlled by the provisions of the Company's Restated Certificate of Incorporation and By-Laws and the Delaware General Corporation Law. The vote will be tabulated by an independent tabulator and the results of such vote will be certified by independent inspectors of election.

SOLICITATION OF PROXIES

  The Company will bear the costs of solicitation of proxies. Officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. The Company has retained Corporate Investor Communications, Inc. for an estimated fee of approximately $10,000 to assist in the solicitation of proxies. Arrangements will be made with brokerage houses and with other custodians, nominees and fiduciaries to forward proxy soliciting material to beneficial owners. The Company will reimburse persons holding stock for others in their names or in those of their nominees for their reasonable out-of-pocket expenses in sending proxy material to their principals and obtaining their proxies.

  The information provided under the headings "Report of the Executive Compensation Committee" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C, other than as provided in
Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  The Company is not aware that any matters other than those mentioned above will be presented for action at the 1998 Annual Meeting, but if any other matters do properly come before the meeting, the persons named as proxies will vote upon such matters in their discretion.

  Please complete, sign, date and return the enclosed proxy card promptly.

                                          TRANSOCEAN OFFSHORE INC.


                                          [SIGNATURE OF ERIC B. BROWN APPEARS
                                          HERE]
                                          Eric B. Brown
                                          Secretary

Houston, Texas
April 6, 1998

                                                                      EXHIBIT A

                           LONG-TERM INCENTIVE PLAN
                                      OF
                           TRANSOCEAN OFFSHORE INC.

                (AS AMENDED AND RESTATED AS OF MARCH 12, 1998)

                                  I. GENERAL

1.1 PURPOSE OF THE PLAN

  The Long-Term Incentive Plan (the "Plan") of Transocean Offshore Inc. (the "Company") is intended to advance the best interests of the Company and its subsidiaries by providing Directors and employees with additional incentives through the grant of options ("Options") to purchase shares of Common Stock of the Company ("Common Stock"), stock appreciation rights ("SARs"), shares of restricted Common Stock ("Restricted Stock") and cash performance awards ("Cash Awards"), thereby increasing the personal stake of such Directors and employees in the continued success and growth of the Company.

1.2 ADMINISTRATION OF THE PLAN

  (a) The Plan shall be administered by the Executive Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors") which shall consist of at least two Directors all of whom (i) are not eligible for awards under Articles II and III of the Plan, (ii) are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) are Outside Directors satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee shall have no power or discretion to vary the amount or terms of awards under Article IV of the Plan, except as provided in Section 6.2. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

  (b) The Committee shall designate the eligible employees, if any, to be granted awards under Articles II and III and the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3 ELIGIBLE PARTICIPANTS

  Employees, including officers, of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant ownership interest as determined by the Committee (all of such subsidiaries, partnerships and joint ventures being referred to as "Subsidiaries") shall be eligible for awards under Articles II, III and V of the Plan. Directors who are not employees of the Company or its Subsidiaries shall not be eligible for awards under Articles II, III and V.

  Each Director of the Company who is not an officer or employee of the Company or any of its subsidiaries (an "Eligible Director") shall automatically be granted awards under Article IV of the Plan. Each Eligible Director to whom Options or SARs are granted under Article IV is hereinafter referred to as a "Participant."

1.4 AWARDS UNDER THE PLAN

  Awards to employees under Articles II and III may be in the form of (i) Options to purchase shares of Common Stock, (ii) Stock Appreciation Rights which may be either freestanding or issued in tandem with

Options, (iii) shares of Restricted Stock, (iv) Supplemental Payments which may be awarded with respect to Options, Stock Appreciation Rights and Restricted Stock, or (v) any combination of the foregoing. Awards to employees under Article V will be in the form of performance awards payable in cash.

  Awards to Eligible Directors under Article IV shall be in the form of (i) Options to purchase shares of Common Stock and Supplemental Payments with respect thereto, or (ii) solely in the case of Eligible Directors residing in Norway, freestanding SARs .

1.5 SHARES SUBJECT TO THE PLAN

  The aggregate number of shares of Common Stock which may be issued with respect to awards made under Articles II and III shall not exceed 6,100,000 shares, reduced by the number of shares which have been issued pursuant to such Articles prior to the date of this Amendment and Restatement. In addition, the aggregate number of shares of Common Stock which may be issued with respect to awards made under Article IV shall not exceed 200,000, reduced by the number of shares which have been issued pursuant to such Article prior to the date of this Amendment and Restatement. At no time shall the number of shares issued plus the number of shares estimated by the Committee to be ultimately issued with respect to outstanding awards under the Plan exceed the number of shares that may be issued under the Plan. No employee shall be granted Stock Options, freestanding Stock Appreciation Rights, or Restricted Stock, or any combination of the foregoing, with respect to more than 600,000 shares of Common Stock in any fiscal year (subject to adjustment as provided in Section 6.2). No employee shall be granted a Supplemental Payment in any fiscal year with respect to more than the number of shares of Common Stock covered by Stock Options, freestanding Stock Appreciation Rights or Restricted Stock awards granted to such employee in such fiscal year. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board of Directors.

  If any Option under the Plan shall expire, terminate or be canceled (including cancellation upon the holder's exercise of a related Stock Appreciation Right) for any reason without having been exercised in full, or if any shares of Restricted Stock shall be forfeited to the Company, the unexercised Options and forfeited shares of Restricted Stock shall not count against the above limit and shall again become available for grants under the Plan (regardless of whether the holder of such Options or shares received dividends or other economic benefits with respect to such Options or shares). Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall again become available for grants under the Plan. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right or payment of a Supplemental Payment shall count against the above limit, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for grants under the Plan.

  Freestanding Stock Appreciation Rights which may be settled solely in cash shall be issued with respect to no more than an aggregate of 100,000 underlying shares. Such SARs shall not count against the limits set forth above on the number of shares of Common Stock which may be issued under the Plan. If any freestanding SAR shall expire, terminate, or be canceled for any reason without having been exercised in full, the unexercised SARs shall not count against this limit and shall again become available for grants under the Plan.

1.6 OTHER COMPENSATION PROGRAMS

  The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating Directors and employees of the Company and its subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

                II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 TERMS AND CONDITIONS OF OPTIONS

  Subject to the following provisions, all Options granted under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

  (a) Option Price. The option price per share shall not be less than the fair market value of the Common Stock (as determined by the Committee) on the date the Option is granted. Notwithstanding the foregoing, the option price per share with respect to any Option granted by the Committee within 90 days of the closing of the initial public offering of the Company's Common Stock shall be at the initial public offering price for such Stock.

  (b) Term of Option. The term of an Option shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.1(g) with respect to the death of an optionee. No Option shall be exercised after the expiration of its term.

  (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. The Committee shall have discretion to at any time declare all or any portion of the Options held by any optionee to be immediately exercisable. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

  (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, shares of Common Stock, by "cashless exercise" or in such other manner as the Committee in its discretion may provide.

  (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the optionee other than by will or by the laws of descent and distribution. During an optionee's lifetime, all Options shall be exercisable only by such optionee or by the guardian or legal representative of the optionee.

  (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

  (g) Termination of Employment. The Committee shall have discretion to specify in the Option grant or an amendment thereof, provisions with respect to the period during which the Option may be exercised following the optionee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any Option to be exercised beyond the term of the Option established pursuant to Section 2.1(b), except that the Committee may provide that, notwithstanding such Option term, an Option which is outstanding on the date of an optionee's death shall remain outstanding and exercisable for up to one year after the optionee's death.

  (h) Change of Control. Notwithstanding the exercisability schedule governing any Option, upon the occurrence of a Change of Control (as defined in Section 6.10) all Options outstanding at the time of such Change of Control and held by optionees who are employees of the Company or its Subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the optionee agrees otherwise in writing, shall remain exercisable for the remainder of the Option term.

2.2 STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS

  (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant Stock Appreciation Rights with respect to all or any portion of the shares of Common Stock covered by such Option. A tandem Stock Appreciation Right may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a tandem Stock Appreciation Right is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the tandem Stock Appreciation Right is exercised. Similarly, when an Option is exercised, the tandem Stock Appreciation

Rights relating to the shares covered by such Option exercise shall terminate. Any tandem Stock Appreciation Right which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the optionee.

  (b) Upon exercise of a tandem Stock Appreciation Right, the holder shall receive, for each share with respect to which the tandem Stock Appreciation Right is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of a share of Common Stock on the date of exercise of the Stock Appreciation Right exceeds the option price per share of the Option to which the tandem Stock Appreciation Right relates. For purposes of the preceding sentence, the fair market value of a share of Common Stock shall be the average of the high and low prices of such stock as reported on the consolidated reporting system. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the tandem Stock Appreciation Right.

  (c) Notwithstanding the foregoing, if a tandem Stock Appreciation Right is exercised within 60 days of the occurrence of a Change of Control, (i) the Appreciation and any Supplemental Payment (as defined in Section 2.4) to which the holder is entitled shall be payable solely in cash, and (ii) in addition to the Appreciation and the Supplemental Payment (if any), the holder shall receive, in cash, (1) the amount by which the greater of (a) the highest market price per share of Common Stock during the 60-day period preceding exercise of the tandem Stock Appreciation Right or (b) the highest price per share of Common Stock (or the cash-equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of a share of Common Stock on the date of exercise of the tandem Stock Appreciation Right, plus (2) if the holder is entitled to a Supplemental Payment, an additional payment, calculated under the same formula as used for calculating such holder's Supplemental Payment, with respect to the amount referred to in clause (1) of this sentence.

2.3 FREESTANDING STOCK APPRECIATION RIGHTS

  The Committee may grant Freestanding Stock Appreciation Rights to employees of the Company and its Subsidiaries, in such form and having such terms and conditions as the Committee, in its discretion, may from time to time determine, subject to the following provisions.

  (a) Base Price and Appreciation. Each freestanding SAR shall be granted with a base price, which shall not be less than the fair market value of the Common Stock (as determined by the Committee) on the date the SAR is granted. Upon exercise of a freestanding SAR, the holder shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of a share of Common Stock on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of a share of Common Stock shall be the average of the high and low prices of such stock as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

  (b) Term of SAR. The term of a freestanding SAR shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.3(f) with respect to the death of the grantee. No SAR shall be exercised after the expiration of its term. Any freestanding SAR which is outstanding on the last day of its term (as such term may be extended pursuant to Section 2.3(f)) and as to which the Appreciation is a positive number on such date shall be automatically exercised on such date for cash without any action by the grantee.

  (c) Exercise of SARs. Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee may specify in the SAR grant. The Committee shall have discretion to at any time declare all or any portion of the freestanding SARs then outstanding to be immediately exercisable. A freestanding SAR may be exercised in accordance with its terms in whole or in part.

  (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the grantee other than by will or by the laws of descent and distribution. During a grantee's lifetime, all SARs shall be exercisable only by such grantee or by the guardian or legal representative of the grantee.

  (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

  (f) Termination of Employment. The Committee shall have discretion to specify in the SAR grant or an amendment thereof, provisions with respect to the period during which the SAR may be exercised following the grantee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any SAR to be exercised beyond the term of the SAR established pursuant to Section 2.3(b), except that the Committee may provide that, notwithstanding such SAR term, an SAR which is outstanding on the date of a grantee's death shall remain outstanding and exercisable for up to one year after the grantee's death.

  (g) Change of Control. Notwithstanding the exercisability schedule governing any SAR, upon the occurrence of a Change of Control (as defined in Section 6.10) all SARs outstanding at the time of such Change of Control and held by grantees who are employees of the Company or its Subsidiaries at the time of such Change of Control shall become immediately exercisable and, unless the grantee agrees otherwise in writing, shall remain exercisable for the remainder of the SAR term. In addition, the Committee may provide that if a freestanding SAR is exercised within 60 days of the occurrence of a Change of Control, in addition to the Appreciation the holder shall receive, in cash, the amount by which the greater of (a) the highest market price per share of Common Stock during the 60-day period preceding exercise of the SAR or (b) the highest price per share of Common Stock (or the cash equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of a share of Common Stock on the date of exercise of the SAR.

2.4 SUPPLEMENTAL PAYMENT ON EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS

  The Committee, either at the time of grant or at the time of exercise of any Option or tandem Stock Appreciation Right, may provide for a supplemental payment (the "Supplemental Payment") by the Company to the optionee with respect to the exercise of any Option or tandem Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the income tax payable to the national government with respect to both exercise of the Option or tandem Stock Appreciation Right and receipt of the Supplemental Payment, assuming the optionee is taxed at the maximum effective income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 days of the date of exercise of an Option or Stock Appreciation Right (or, if later, within 30 days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

2.5 STATUTORY OPTIONS

  Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (i) incentive stock options within the meaning of Section 422 of the Code and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.4 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights and Supplemental Payments), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. To the extent the Code and Regulations promulgated thereunder require a plan to contain specified provisions in order to qualify options for preferential tax treatment, such provisions shall be deemed to be stated in this Plan.

                             III. RESTRICTED STOCK

3.1 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

  Subject to the following provisions, all awards of Restricted Stock under the Plan to employees of the Company and its Subsidiaries shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

  (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

  (b) Stock certificates representing the Restricted Stock granted to an employee shall be registered in the employee's name. Such certificates shall either be held by the Company on behalf of the employee, or delivered to the employee bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the employee shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. No share of Restricted Stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the Restricted Stock award. In the event of an employee's termination of employment before all of his Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the employee. At the time Restricted Stock vests (and, if the employee has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the employee (or the Beneficiary designated by the employee in the event of death), free of all restrictions.

  (c) Notwithstanding the vesting conditions set forth in the Restricted Stock award, (i) the Committee may in its discretion accelerate the vesting of Restricted Stock at any time, and (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company.

3.2 PERFORMANCE AWARDS UNDER SECTION 162(M) OF THE CODE

  The Committee shall have the right to designate awards of Restricted Stock as "Performance Awards." Notwithstanding any other provisions of this Article III, awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

  The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

3.3 SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

  The Committee, either at the time of grant or at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the employee in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the employee is taxed at the maximum effective federal income tax rate applicable thereto and has not elected to recognize income with respect to the Restricted Stock before the date such Restricted Stock vests. The Supplemental Payment shall be paid within 30 days of each date that Restricted Stock vests. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

   IV. STOCK OPTIONS OR FREESTANDING STOCK APPRECIATION RIGHTS FOR DIRECTORS

4.1 GRANT OF OPTIONS OR FREESTANDING SARS

  Each person who becomes an Eligible Director (other than a person who first becomes an Eligible Director on the date of an annual meeting of the Company's stockholders) shall be granted, effective as of the date such person becomes an Eligible Director, (i) an Option to purchase 4,000 shares of Common Stock, if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 4,000 shares of Common Stock, if such person is then residing in Norway. Each person who is or becomes an Eligible Director on the date of an annual meeting of the Company's stockholders and whose service on the Board of Directors will continue after such meeting shall be granted, effective as of the date of such meeting, (i) an Option to purchase 4,000 shares of Common Stock, if such person is not then residing in Norway, or (ii) a freestanding SAR with respect to 4,000 shares of Common Stock, if such person is then residing in Norway.

4.2 TERMS AND CONDITIONS OF OPTIONS

  Each Option granted under this Article shall have the following terms and conditions:

    (a) Option Price. The option price per share shall be the closing sales price of a share of Common Stock on the date the Option is granted (or, if the Common Stock is not traded on such date, on the immediately preceding date on which the Common Stock is traded).

    (b) Term of Option. Each Option shall expire ten years from the date of grant, except as provided in Section 4.2(c) with respect to the death of an optionee. No Option shall be exercised after the expiration of its term.

    (c) Exercise of Options. Subject to Section 4.2(g) and the remainder of this paragraph, each Option shall become exercisable in installments as follows: (1) a total of 1,333 shares of Common Stock may be purchased through exercise of the Option on or after the first anniversary of the date of grant; (2) a total of 2,666 shares of Common Stock may be purchased through exercise of the Option on or after the second anniversary of the date of grant; and (3) a total of 4,000 shares of Common Stock may be purchased through exercise of the Option on or after the third anniversary of the date of grant. If a Participant ceases to be a Director of the Company as a result of death, disability, or retirement from the Board of Directors on his Retirement Date (as defined in Section 4.2(i)), each Option shall immediately become fully exercisable and shall remain exercisable for the remainder of its term, except that an Option which is outstanding on the date of an optionee's death shall remain outstanding and exercisable for a term of the greater of ten years from the date of grant or one year after the optionee's death. If a Participant ceases to be a Director of the Company for any reason not set forth in the preceding sentence, no additional portions of the Option will become exercisable, and the portion of the Option that is then exercisable shall expire if not exercised within 60 days after cessation of service as a Director. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

    (d) Payment for Shares. Payment for shares as to which an Option is exercised shall be made in cash, Common Stock, by "cashless exercise," or a combination thereof, in the discretion of the Participant. Shares of Common Stock delivered in payment of the Option price shall be valued at the average of the high and low prices of such Stock on the date of exercise (or, if the Common Stock is not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).

    (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, all Options shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

    (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

    (g) Change of Control. Notwithstanding any other provisions of the Plan, upon the occurrence of a Change of Control (as defined in Section 6.10) all Options outstanding at the time of such Change of Control shall become immediately exercisable and shall remain exercisable for the remainder of their term.

    (h) Tax Status. The Options granted under this Article shall be "non-qualified" options, and shall not be incentive stock options as defined in
  Section 422 of the Code.

    (i) Retirement Date. For purposes of this Article, a Participant's Retirement Date shall mean the date on which the Participant shall be required to retire from the Board of Directors under the retirement policies of the Board of Directors as in effect on the date of the Participant's retirement.

4.3 TERMS AND CONDITIONS OF FREESTANDING STOCK APPRECIATION RIGHTS

  Each Freestanding Stock Appreciation Right granted under this Article shall have the following terms and conditions:

    (a) Base Price and Appreciation. The base price of the SAR shall be the closing sales price of a share of Common Stock on the date the SAR is granted (or, if the Common Stock is not traded on such date, on the immediately preceding date on which the Common Stock is traded). Upon exercise of an SAR, the holder shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value of a share of Common Stock on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of a share of Common Stock shall be the average of the high and low prices of such stock as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

    (b) Term of SAR. Each SAR shall expire ten years from the date of grant, except as provided in Section 4.3(c) with respect to the death of a Participant. No SAR shall be exercised after the expiration of its term.

    (c) Exercise of SARs. Subject to Section 4.3(f) and the remainder of this paragraph, each SAR shall become exercisable in installments as follows:
  (1) the SAR shall be exercisable with respect to a total of 1,333 shares of Common Stock on or after the first anniversary of the date of grant; (2) the SAR shall be exercisable with respect to a total of 2,666 shares of Common Stock on or after the second anniversary of the date of grant; and
  (3) the SAR shall be exercisable with respect to a total of 4,000 shares of Common Stock on or after the third anniversary of the date of grant. If a Participant ceases to be a Director of the Company as a result of death, disability, or retirement from the Board of Directors on his Retirement Date (as defined in Section 4.2(i)), each SAR shall immediately become fully exercisable and shall remain exercisable for the remainder of its term, except that notwithstanding the term of the SAR, an SAR which is outstanding on the date of a Participant's death shall remain outstanding and exercisable for a term of the greater of ten years from the date of grant or one year after the Participant's death. If a Participant ceases to be a Director of the Company for any reason not set forth in the preceding sentence, no additional portions of the SAR will become exercisable, and the portion of the SAR that is then exercisable shall expire if not exercised within 60 days after cessation of service as a Director. An SAR may be exercised in accordance with its terms in whole or in part.

    (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, all SARs shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

    (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

    (f) Change of Control. Notwithstanding any other provisions of the Plan, upon the occurrence of a Change of Control (as defined in Section 6.10) all SARs outstanding at the time of such Change of Control shall become immediately exercisable and shall remain exercisable for the remainder of their term.

    (g) Special Provisions. Notwithstanding the foregoing provisions of
  Section 4.3, the freestanding SARs granted to Eligible Directors residing in Norway who were first elected to the Board of Directors in 1996 (and who waived the grant of an Option to which they were then entitled under the terms of the Plan as then in effect) with respect to their initial election to the Board of Directors (i) shall have a base price equal to the closing sales price of the Common Stock on the date of their initial election, and
  (ii) shall have exercise and expiration dates determined as if such SARs had been granted on the date of their initial election.

4.4 SUPPLEMENTAL PAYMENT ON EXERCISE OF PRIOR AWARDS OF OPTIONS OR SARS

  (a) Supplemental Payments. Within 30 days of each date that an Option or SAR granted prior to the date of this Amendment and Restatement is exercised, a Supplemental Payment shall be paid to the Participant (or to the Participant's Beneficiary in the event of death), in cash, in an amount equal to the amount necessary to pay the income tax payable to the national government where the Director resides with respect to both the exercise of such Option or SAR and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective income tax rate applicable thereto; provided, however, that no such payment shall be made if the Participant has waived his right to the payment pursuant to Section 4.4(b).

  (b) Waiver. The Committee may grant an additional Option or SAR, as applicable, to any Participant who agrees in writing to waive the right to receive a supplemental cash payment under Section 4.4(a). Such Option or SAR shall be immediately exercisable. All other provisions of Section 4.2 or 4.3 will apply as though the date of acceptance of the Option or SAR were the date of grant. Notwithstanding the foregoing, however, in no event shall (i) the number of shares of Common Stock subject to this Section 4.4(b) exceed 50,000, or (ii) the number of SARs subject to this Section 4.4(b) exceed 50,000.

                          V. CASH PERFORMANCE AWARDS

5.1 TERMS AND CONDITIONS OF CASH PERFORMANCE AWARDS

  A "Cash Award" is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been preestablished by the Committee. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a performance period established by the Committee. No employee shall receive Cash Awards during any calendar year aggregating in excess of $1 million.

5.2 PERFORMANCE OBJECTIVES UNDER SECTION 162(M) OF THE CODE

  The Committee shall have the right to designate Cash Awards as "Cash Performance Awards." Notwithstanding any other provisions of this Article V, awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The payment of a Cash Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

  The Performance Objectives for a particular Cash Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Cash Performance Award shall be made in writing.

                           VI. ADDITIONAL PROVISIONS

6.1 GENERAL RESTRICTIONS

  Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.2 ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

  In the event of a reorganization, recapitalization, Stock split, Stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including any limitations on individual awards), in the number, price or kind of shares covered by the awards and in any outstanding awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

6.3 AMENDMENTS

  (a) The Board of Directors may amend the Plan from time to time. No such amendment shall require approval by the stockholders unless stockholder approval is required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Code, or by applicable law or Stock exchange requirements.

  (b) The Committee shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

 (c) If a Participant has ceased or will cease to be a Director of the Company for the convenience of the Company (as determined by the Board of Directors), the Board of Directors may amend all or any portion of such Participant's Options or SARs so as to make such Options or SARs fully exercisable and/or specify a schedule upon which they become exercisable, and/or permit all or any portion of such Options or SARs to remain exercisable for such period designated by it, but not beyond the expiration of the term established pursuant to Section 4.2(b) or 4.3(b). A Participant shall not participate in the deliberations or vote by the Board of Directors under this paragraph with respect to his Options or SARs. The exercise periods of Options or SARs established by the Board of Directors pursuant to this paragraph shall override the provisions of Section 4.2(c) or 4.3(c) to the extent inconsistent therewith.

6.4 CANCELLATION OF AWARDS

  Any award granted under Articles II and III of the Plan may be canceled at any time with the consent of the holder and a new award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award; provided, however, that the Committee may not reduce the exercise or base price of outstanding Options or SARs where the existing exercise or base price is higher than the then current market price of the Common Stock.

6.5 BENEFICIARY

  An employee or Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed by the Committee, to receive any Options, SARs, Restricted Shares, Common Stock and Supplemental Payments that become deliverable to the employee or Participant pursuant to the Plan after the employee's or Participant's death. An employee or Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the employee or Participant, the executor or administrator of the employee's or Participant's estate shall be deemed to be the employee's or Participant's Beneficiary.

6.6 WITHHOLDING

  (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the award holder to remit to the Company an amount sufficient to satisfy any applicable withholding tax liability prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any withholding tax liability.

  (b) An employee entitled to receive Common Stock under the Plan who has not received a cash Supplemental Payment may elect to have the withholding tax liability (or a specified portion thereof) with respect to such Common Stock satisfied by having the Company withhold from the shares otherwise deliverable to the employee shares of Common Stock having a value equal to the amount of the tax liability to be satisfied with respect to the Common Stock. An election to have all or a portion of the tax liability satisfied using Common Stock shall comply with such requirements as may be imposed by the Committee.

6.7 NON-ASSIGNABILITY

  Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. During the life of the holder, awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

6.8 NON-UNIFORM DETERMINATIONS

  Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive awards under Articles II and III; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.9 NO GUARANTEE OF EMPLOYMENT OR DIRECTORSHIP

  The grant of an award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors to nominate any Director for re-election by the Company's shareholders.

6.10 CHANGE OF CONTROL

  A "Change of Control" means:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 6.10; or

    (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

6.11 DURATION AND TERMINATION

  (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no incentive Stock option (within the meaning of Section 422 of the Code) shall be granted under the Plan, and no Options or SARs shall be granted under the Plan to Eligible Directors under Article IV, after May 1, 2003, but awards granted prior to such dates may extend beyond such dates, and the terms of this Plan shall continue to apply to all awards granted hereunder.

  (b) The Board of Directors may discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any award outstanding on the date of the Plan's discontinuance or termination without the holder's written consent.

6.12 EFFECTIVE DATE

  The original effective date of the Plan was May 1, 1993. This amendment and restatement of the Plan shall be effective March 12, 1998.

                                          -------------------------------------
                                          Eric B. Brown
                                          Secretary

                                                                      EXHIBIT B

                           TRANSOCEAN OFFSHORE INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                           (EFFECTIVE MAY 14, 1998)

1. PURPOSE

  The Transocean Offshore Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Transocean Offshore Inc., a Delaware corporation ("Transocean") and Subsidiaries (as defined in Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Transocean through the purchase of shares of common stock, par value $.01 per share, of Transocean ("Common Stock"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ADMINISTRATION OF THE PLAN

  The Plan shall be administered and interpreted by the Finance and Benefits Committee (the "Committee") appointed by the Board of Directors of Transocean (the "Board"), which Committee shall consist of at least two (2) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (a) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (b) construe or interpret the Plan; (c) determine all questions of eligibility; and (d) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

  The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. The Committee may delegate its duties and authority under this Plan to one or more officers of the Company, and actions taken by such duly authorized officers shall be deemed to be actions of the Committee.

3. NATURE AND NUMBER OF SHARES

  The Common Stock subject to issuance under the terms of the Plan shall be shares of Transocean's authorized but unissued shares, previously issued shares reacquired and held by Transocean or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed two hundred fifty thousand (250,000) shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the two hundred fifty thousand (250,000) share limitation.

  In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Transocean, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4. ELIGIBILITY REQUIREMENTS

  Each "Employee" (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first "Enrollment Date" (as defined therein) following employment by the Company. Participation in the Plan is voluntary.

  The following Employees are not eligible to participate in the Plan:

    (a) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5 percent) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true); and

    (b) Employees of Transocean who are customarily employed for less than twenty (20) hours per week or less than five (5) months in any calendar year; and

    (c) Employees of any Subsidiary who are excluded under the terms of any agreement evidencing the adoption of the Plan.

  "Employee" shall mean any individual employed by Transocean or any Subsidiary (as hereinafter defined). "Subsidiary" shall mean any corporation
(a) which is in an unbroken chain of corporations beginning with Transocean if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50 percent) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee.

5. ENROLLMENT

  Each eligible Employee of Transocean or any Subsidiary as of May 14, 1998 (the "Effective Date" herein) may enroll in the Plan as soon as administratively feasible after the Effective Date, as determined by the Committee. Each other eligible Employee of Transocean or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first January 1 following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on any subsequent January 1. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee.

6. METHOD OF PAYMENT

  Payment for shares is to be made as of the applicable "Purchase Date" (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of one (1) year beginning on each January 1 and ending on the following December 31 or such other period as the Committee may prescribe; provided, however, that the initial Purchase Period beginning on the Effective Date shall commence on the Effective Date and end on December 31, 1998. Each participating Employee (hereinafter referred to as a "Participant") will authorize such deductions from his pay for each month during the Purchase Period and such amounts will be deducted in conformity with his employer's payroll deduction schedule; provided, however, that payroll withholding during the initial Purchase Period will begin as soon as administratively feasible, after the Effective Date, as is determined by the Committee in its discretion.

  Each Participant may elect to make contributions each pay period in amounts not less than fifty dollars ($50), not to exceed a monthly contribution equal to ten percent (10 percent) of the Participant's monthly compensation (base pay and overtime pay associated with base pay, but excluding premium or special pay and overtime associated therewith) (or such other dollar amounts as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). In establishing other dollar amounts of permitted contributions, the Committee may take into account the "Maximum Share

Limitation" (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

  A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form. If a Participant elects to suspend his payroll deductions, such Participant's account will continue to accrue interest and will be used to purchase stock at the end of the Purchase Period. A Participant may also elect to withdraw his entire contributions for the current Purchase Period in accordance with Section 8, by giving prior written notice to the person designated by the Committee on the appropriate form. Any Participant who withdraws his contributions will receive, as soon as practicable, his entire account balance, including interest and dividends, if any. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

  Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of Common Stock.

7. CREDITING OF CONTRIBUTIONS, INTEREST AND DIVIDENDS

  Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws and regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant's account from the first date on which such Participant's contributions are deposited with the investment vehicle until the earlier of
(a) the end of the Purchase Period or (b) in the event of cancellation, death, resignation or other terminating event, the last day of the month prior to the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant's account in the Plan will also be credited to such Participant's account if the Participant is enrolled for the Purchase Period in which the dividends are paid. Any such contributions, interest and dividends shall be deposited in or held by a bank or financial institution designated by the Committee for this purpose (the "Custodian").

8. GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

  Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his contributions from the Plan, or (c) notified the Company in writing, by December 1 (or such date as the Committee shall establish), of his election to withdraw his payroll deductions plus interest as of December 31 will have shares of Common Stock purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee on the appropriate form that he elects not to re-enroll.

  Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

    (a) the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

    (b) payment for shares purchased will be made only through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

    (c) purchase of shares will be accomplished only in accordance with
  Section 9;

    (d) the price per share will be determined as provided in Section 9;

    (e) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Transocean or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing twenty-five thousand dollars ($25,000) by the fair market value of the Common Stock (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with Section 9;

    (f) shares purchased under this Plan may not be sold within three (3) months of the Purchase Date, unless the Compensation Committee, in its sole discretion, waives this requirement; and

    (g) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9. PURCHASE OF SHARES

  The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock ("Fair Market Value") to be purchased during such Purchase Period will be the closing composite sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations on the first trading day of the calendar month of January, or such other trading date designated by the Committee (the "Grant Date"); provided, however, that for the Purchase Period which begins on the Effective Date, the Grant Date shall be the Effective Date. The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the calendar month of December, or such other trading date designated by the Committee (the "Purchase Date"); however, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Date beyond twelve (12) months from the related Enrollment Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

  As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of whole shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

    (a) eighty-five percent (85 percent) of the Fair Market Value of Common Stock on the Grant Date; or

    (b) eighty-five percent (85 percent) of the Fair Market Value of Common Stock on the Purchase Date.

  Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively feasible after the Purchase Date; however, certificates shall not be delivered to the Participant within one (1) year of the Purchase Date of the underlying shares, except as otherwise provided herein. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant's account on the Purchase Date and carried forward in his account for application during the next Purchase Period. Any Participant (i) who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date will receive a certificate for the number of shares held in his account for at least one (1) year as of the most recent Purchase Date and any cash, dividends or interest remaining in his account. Such Participant may elect to receive a certificate for the remaining number of shares held in his account one (1) year after such shares were purchased or, if earlier, upon such Participant's termination of employment. This one-year requirement may be waived by the Committee, in its sole discretion. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by Section 10 or Section 14 of the Plan. Any Participant who terminates employment will receive a certificate for the number of shares held in his account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason the purchase of shares with a Participant's allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

  If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10. WITHDRAWAL OF SHARES AND SALE OF SHARES

  (a) A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) shares which have been held in his account for at least one (1) year by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively feasible.

  (b) Notwithstanding anything in the Plan to the contrary, a Participant may sell shares which are held in his account, including shares which have been held in his account for less than one (1) year, but not less than three (3) months as provided in Section 8(vi) by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the sale of such Participant's shares. Any sale will be deemed to occur on the last business day of the month in which the Participant provides such notice to the person designated by the Committee, or at such other time as the Committee shall establish. The proceeds of any sale under this subsection 10(b), less any associated commissions or required withholding for taxes, shall be paid to the Participant as soon as practicable after the sale.

11. TERMINATION OF PARTICIPATION

  The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant's employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Committee shall pay to the Participant or his beneficiary or legal representative all amounts credited to his account, including interest and dividends, if applicable, determined in accordance with
Section 7, and shall cause a certificate for the number of shares held in his account to be delivered to the Participant, subject to the restrictions in
Section 9. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Transocean to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12. UNPAID LEAVE OF ABSENCE

  Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant's contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with
Section 7. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in Section 9.

13. DESIGNATION OF BENEFICIARY

  Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

  As soon as administratively feasible after the death of a Participant, amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. ASSIGNMENT

  Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him.

15. COSTS

  All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16. REPORTS

  At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions, including interest earned, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

17. EQUAL RIGHTS AND PRIVILEGES

  All eligible Employees shall have equal rights and privileges with respect to the Plan to the extent necessary to enable the Plan to qualify for U.S. tax purposes as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

18. RIGHTS AS STOCKHOLDERS

  A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19. MODIFICATION AND TERMINATION

  The Board may amend or terminate the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by the holders of Transocean's outstanding shares if and to the extent such amendment is required to be approved by stockholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).

  The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is issued under the Plan with the approval of the stockholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

20. BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

  This Plan was adopted by the Board on March 12, 1998. This Plan shall be effective as of the Effective Date. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of outstanding shares of Common Stock at the 1998 annual meeting of stockholders. If the stockholders of the Company should fail so to approve this Plan on or before such date, this Plan shall terminate and cease to be of any further force or effect and all purchases of shares of Common Stock under the Plan shall be null and void.

21. GOVERNMENTAL APPROVALS OR CONSENTS

  This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22. LISTING OF SHARES AND RELATED MATTERS

  If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23. EMPLOYMENT RIGHTS

  The Plan shall neither impose any obligation on Transocean or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Transocean or of any Subsidiary.

24. WITHHOLDING OF TAXES

  The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25. SUBSIDIARY TERMS

  In addition to changes in eligibility requirements, the adopting Subsidiaries may make any changes in the terms of this Plan applicable to their Employees as shall be acceptable to the Committee, provided that such changes do not cause the Plan to fail to comply with the requirements of
Section 423 of the Code, to the extent it is applicable.

26. GOVERNING LAW

  The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the state of Texas.

27. USE OF GENDER

  The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

28. OTHER PROVISIONS

  The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

29. EFFECTIVE DATE

  The Plan shall be effective as of May 14, 1998.

                                            ___________________________________
                                            Eric B. Brown
                                            Secretary

                            TRANSOCEAN OFFSHORE INC.
                                4 GREENWAY PLAZA
                             HOUSTON, TEXAS  77046

                                   P R O X Y

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned hereby appoints J. Michael Talbert, Robert L. Long, and Eric B. Brown, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Transocean Offshore Inc. to be held on May 14, 1998, and at any adjournment thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present as follows:

          The shares represented by this proxy will be voted as directed by the stockholders. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Item 1 and "FOR" approval of Items 2 and 3.

(Continued, and to be signed and dated on the reverse side)

                                          TRANSOCEAN OFFSHORE INC.
                                          P.O. BOX 11345
                                          NEW YORK, N.Y.  10203-0345


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES."

Item 1.  ELECTION OF DIRECTORS

FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote [ ] *EXCEPTIONS [ ]
                                 for all nominees listed below

Nominees for the Board of Directors: Martin B. McNamara, J. Michael Talbert and Fridtjof Lorentzen
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
* Exceptions

--------------------------------------------------------------------------------

                  THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL.

Item 2. APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN, INCLUDING CERTAIN PERFORMANCE MEASURES THEREUNDER.

 FOR  [  ]    AGAINST  [  ]    ABSTAIN  [  ]

Item 3.  APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

 FOR  [  ]    AGAINST  [  ]    ABSTAIN  [  ]

Item 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


                              Change of address and/or Comments Mark Here [ ]

                              Date__________________________________________

                              ______________________________________________
                                              Signature

                              ______________________________________________
                                              Signature

                              (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.)

                              Votes must be indicated [x] in Black or Blue ink.


(Please sign, date, and return this proxy promptly in the enclosed postage prepaid envelope.)